As filed with the Securities and Exchange Commission on December 27, 2019

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KITOV PHARMA LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	2834	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

One Azrieli Center, Round Tower

132 Menachem Begin Road, Tel Aviv 6701101, Israel

+972-3-933-3121

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including area code, and telephone number, including area code, of agent for service)

Copies to:

Avraham Ben-Tzvi, Adv.	Rick A. Werner, Esq.	Robert L. Grossman, Esq.
ABZ Law Office	Haynes and Boone, LLP	Drew M. Altman, Esq.
15 Yad Harutzim St.	30 Rockefeller Plaza,	Greenberg Traurig, P.A.
Suite 203	26th Floor	333 S.E. 2nd Avenue
Jerusalem 9342152, Israel	New York, New York 10112	Miami, Florida 33131
Tel: +972 79 572-2070	Tel: +1 212 659-7300	Tel +1 305 579-0500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)			Amount of Registration Fee

Units consisting of:	US$	_________		US$	_________
(i)_________ Ordinary shares, no par value per share, represented by American Depositary Shares(3)(4)		–			–
(ii) Warrants to purchase American Depositary Shares(4)		–			–
Ordinary shares underlying the American Depositary Shares issuable upon exercise of warrants(5)	US$	_________		US$	_________
Placement agent warrants to purchase American Depositary Shares(6)		–			–
Ordinary shares underlying the American Depositary Shares issuable upon exercise of placement agent warrants(5)	US$	_________	(7)	US$	_________
Total	US$	3,500,000		US$	454.30

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of shares that may become issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(3)	American Depositary Shares, or ADSs, issuable upon deposit of ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333- 207858). Each ADS represents one ordinary share.
(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.
(5)	Represents the aggregate exercise price of the ADSs issuable upon exercise of the warrants in accordance with Rule 457(i) under the Securities Act of 1933, as amended, and Staff Compliance and Disclosure Interpretation 240.06.
(6)	Represents warrants issuable to Chardan Capital Markets, LLC or its designees (the “placement agent warrants”) to purchase a number of ADSs equal to _______% of the number of ADSs being offered at an exercise price equal to _______% of the public offering price per unit. No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(7)	Represents a number of ADSs underlying the placement agent warrants equal to ________% of the number of ADSs included in the units being offered at an exercise price equal to ______% of the public offering price per unit.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 27, 2019

_________   Units

(Each unit consists of_________  American Depositary Share(s) and_________  Warrant(s) to
purchase_________   American Depositary Share(s))

American Depositary Shares underlying the Warrants

We are offering_________  units, with each unit consisting of (i)_________  American Depositary Share(s), or ADS(s), and (ii)_________  warrant(s) to purchase_________  ADS(s), or a 2020 warrant. Each ADS represents one ordinary share, no par value. The 2020 warrants will have an exercise price of $_________ per full ADS, will be exercisable at any time after the date of issuance and will expire five years from the date of issuance. Each unit will be sold at a negotiated price of $_________ per unit. The units will not be issued or certificated. The ADSs and 2020 warrants comprising each unit are immediately separable and will be issued separately, but will be purchased together in this offering.

The ADSs issuable from time to time upon exercise of the 2020 warrants are also being offered by this prospectus. We refer to the ADSs issued or issuable upon exercise of the 2020 warrants, and the ADSs and the 2020 warrants being offered hereby, collectively, as the “securities.”

Our ordinary shares are currently traded on the Tel Aviv Stock Exchange, or “TASE,” under the symbol “KTOV.” The last reported sale price of our ordinary shares on TASE on December 25, 2019 was NIS 246.90, or $0.71, per share (based on the exchange rate reported by the Bank of Israel as of that date, which was NIS 3.466 = $1.00).

Our ADSs are currently listed on The NASDAQ Capital Market, or “NASDAQ,” under the symbols “KTOV”. The last reported sale price of our ADSs on The NASDAQ Capital Market on December 23, 2019 was $0.75.

There is no established public trading market for the 2020 warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the 2020 warrants on any national securities exchange or other nationally recognized trading system.

The actual public offering price per unit will be determined through negotiation between us and the investors in the offering and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the offering price.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our ADSs and warrants.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total (1)
Public offering price	$	$
Placement agent fees(2)	$	$
Proceeds to us (before expenses)(3)	$	$

(1)	Assumes that the maximum number of units offered by this prospectus is sold in this offering.
(2)	In addition, we have agreed to reimburse the placement agent for certain expenses and to issue to the placement agent warrants equal to_________% of the ADSs sold in this offering. See “Plan of Distribution” beginning on page 34 for a complete description of discounts, compensation and fees payable to the placement agent.
(3)	Does not include proceeds from the exercise of the 2020 warrants in cash, if any.

We have engaged Chardan Capital Markets, LLC (“Chardan” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. We have agreed to pay the placement agent a placement fee equal to between 6.0% and 7.0% of the aggregate gross proceeds to us from the sale of the securities in this offering based on the total gross proceeds of this offering, plus additional compensation as set forth under “Plan of Distribution”. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering. We estimate total expenses of this offering, excluding the placement agent fees, will be approximately $_________. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. This offering will terminate on_________, 2020, unless this offering is fully subscribed before that date or we decide to terminate this offering prior to that date. In either event, this offering may be closed without further notice to you.  We have not arranged to place the funds from investors in escrow, trust or similar account.

Delivery of the securities is expected to be made on or about_________ , 2020, subject to customary closing conditions.

Chardan

The date of this prospectus is_________, 2020

i

ABOUT THIS PROSPECTUS

You should rely only on the information provided or incorporated by reference in this prospectus, as well as the additional information described under “Incorporation of Certain Documents by Reference” on page 43 of this prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Before purchasing any securities, you should carefully read this prospectus, together with the additional information described under the headings, “Incorporation of Certain Documents by Reference,” and “Where You Can Find Additional Information” on pages 43 and 43 of this prospectus.

We have not authorized anyone to provide information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our securities means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the securities being offered hereby in any circumstances under which the offer or solicitation is unlawful.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources.

Unless the context otherwise indicates or requires, all references to:

●	the terms “Registrant,” “Company,” “we,” “us,” “our,” and similar designations refer to Kitov Pharma Ltd., together with its now dissolved wholly owned subsidiary, Kitov Pharmaceuticals, and its majority owned subsidiary, TyrNovo, and, in the appropriate context in reference to situations following the completion of the pending acquisition of FameWave, FameWave, except where otherwise stated or where it is clear that the terms mean only Kitov Pharma Ltd. exclusive of any subsidiaries,

●	“Kitov” refer to the Registrant, together with its now dissolved wholly owned subsidiary, Kitov Pharmaceuticals, until completion of the merger between the Registrant and Kitov Pharmaceuticals in December 2017, pursuant to which Kitov Pharmaceuticals merged with and into the Registrant, with the Registrant remaining as the surviving entity,

●	“Kitov Pharma” refer to the Registrant, exclusive of its subsidiaries,

●	“Kitov Pharmaceuticals” refer to Kitov Pharmaceuticals Ltd., the now dissolved wholly owned subsidiary of the Registrant until completion of the merger with the Registrant in December 2017, pursuant to which Kitov Pharmaceuticals merged with and into the Registrant, with the Registrant remaining as the surviving entity,

●	“TyrNovo” refer to TyrNovo Ltd., the majority owned subsidiary of Kitov Pharma,

●	“FameWave” refer to FameWave Ltd., an Israeli private company which is being acquired by Kitov Pharma, and following the closing of such transaction will become a wholly owned subsidiary of Kitov Pharma,

●	“FameWave Transaction” refer to the acquisition of FameWave by Kitov Pharma pursuant to a stock purchase agreement, dated March 14, 2019, as amended (the “Acquisition Agreement”), together with the other transactions contemplated by the Acquisition Agreement.

●	the terms “shekels”, “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel,

ii

●	the terms “dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America,

●	the terms “Euro” or “€” refer to the Euro, the lawful currency of the European Union member states,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s Ordinary Shares, no par value per share,

●	“ADSs” refer to the Registrant’s American Depositary Shares,

●	“public warrants” or “Series A warrants” refer to the Registrant’s warrants listed on The NASDAQ Capital Market under the symbol KTOVW,

●	the “Companies Law” refer to Israel’s Companies Law, 5759-1999, as amended,

●	the “SEC” refer to the United States Securities and Exchange Commission, and

●	“NASDAQ” refer to The NASDAQ Capital Market, except where otherwise stated or where it is clear that the term means any of the NASDAQ exchanges.

Unless otherwise indicated, all information contained in this prospectus (i) gives retrospective effect to (i) a consolidation of Kitov Pharma’s share capital at a ratio of 1:13, which was effected on November 30, 2014, or the “2014 Consolidation,” so that: (A) each 13 ordinary shares of Kitov Pharma was consolidated into one ordinary share of Kitov Pharma; and (B) each of Kitov Pharma’s options (tradable and non-tradable) outstanding immediately prior to the 2014 Consolidation was adjusted by multiplying the number of ordinary shares into which such option was exercisable by 1/13 (rounded to 0.07692); and (ii) a consolidation of Kitov Pharma’s share capital at a ratio of 1:20, which was effected on January 4, 2019, or the “reverse share split,” so that: (A) each 20 ordinary shares of Kitov Pharma was consolidated into one ordinary share of Kitov Pharma and (B) each of Kitov Pharma’s options (tradable and non-tradable) exercisable into ordinary shares outstanding immediately prior to the reverse share split was consolidated so that each option exercisable into 20 ordinary shares would be exercisable for one ordinary share of Kitov Pharma at an exercise price equal to the pre-reverse share split exercise price multiplied by 20.

iii

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the “Risk Factors” starting on page 5 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

We are a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, seeking to create successful long-lasting treatments for people with cancer.

We currently have two operating segments:

(i) Oncology, which includes NT219, a therapeutic candidate which is a small molecule that targets IRS1/2 and STAT3, two signal transduction pathways involved in the development of cancer drug resistance mechanisms and CM-24, monoclonal antibody blocking Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (“CEACAM1”), a novel immune checkpoint that supports tumor immune evasion and survival through multiple pathways, which we expect to acquire in connection with the FameWave Transaction, which is expected to close prior to the end of 2019 or shortly thereafter.

●	We completed the toxicology studies in animals and we are currently advancing NT219 to a clinical study in combination with cetuximab as a third-line or second-line treatment option for the treatment of recurrent and metastatic squamous cell carcinoma of head and neck cancer. Based on our current development plans, we expect to submit an Investigational New Drug application for NT219 during the first quarter of 2020.

●	We are also in the process of acquiring 100% of FameWave, which owns CM-24. We plan to advance CM-24 as a combination therapy with anti-PD1 checkpoint inhibitors in a clinical collaboration agreement with Bristol Myers Squibb (NYSE:BMY) in a planned Phase 1/2 clinical trial to evaluate the combination of CM-24 with the PD-1 inhibitor nivolumab (Opdivo®) for the treatment of non-small cell lung cancer. All major closing conditions of the FameWave Transaction other than the finalization of the tax ruling for the sellers have been completed.

(ii) Pain and Hypertension, which includes Consensi™, a combination drug approved by the FDA in May 2018 for the simultaneous treatment of two clinical conditions, pain caused by osteoarthritis and hypertension (high blood pressure), which can be pre-existing or caused by the treatment for osteoarthritis.

Now that Consensi™ has been approved for marketing in the United States and we have executed marketing and distribution agreements for the commercialization of Consensi™ in the United States, China and South Korea, we intend to shift our clinical and regulatory focus to our oncology segment therapeutic candidates, NT219 and, subject to closing of the acquisition of FameWave, CM-24. We intend to leverage our teams’ drug development expertise gained from the Consensi™ approval process to advance the NT219 and, subject to closing of the acquisition of FameWave, CM-24, programs.

In addition, we may consider the acquisition of oncology therapeutic candidates at various stages of development. Other than the Acquisition Agreement in connection with the FameWave Transaction, we currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates or approved drug products.

NASDAQ Minimum Bid Price Requirement

On July 8, 2019, we received a letter from the Listing Qualifications Department of NASDAQ indicating that, based upon the closing bid price of our ADSs for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on NASDAQ pursuant to NASDAQ Listing Rule 5550(a)(2). In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we can regain compliance with this requirement if at any time during a 180-day period ending on January 6, 2020, the closing bid price for our ADSs is at least $1.00 per share for a minimum of ten consecutive business days. In the event we do not regain compliance during the 180-day period ending on January 6, 2020, we intend to request additional time in order to regain compliance. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other NASDAQ initial listing standards, with the exception of the bid price requirement, and we will provide NASDAQ with written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we meet these requirements, NASDAQ will then inform us that it has been granted an additional 180 calendar days. However, if it appears to NASDAQ that we will not be able to cure the deficiency, or if we are otherwise not eligible, NASDAQ will provide notice that our securities will be subject to delisting.

Reverse Share Split

On January 4, 2019, we effected the reverse share split at an exchange ratio of 1-for-20. The reverse share split applied to all of our outstanding ordinary shares and therefore did not affect any shareholders’ relative ownership percentage. All shares and price per share numbers set forth in our Annual Report on Form 20-F for the year ended December 31, 2018, that are incorporated by reference into this prospectus, are presented after giving effect to the reverse stock split. The reverse share split was not a reverse split of our ADSs. Our ADSs continue to trade as before the reverse share split and represent the same underlying portion of our share capital as they did prior to the reverse share split, however, after the reverse share split, each ADS represents one ordinary share, as compared to 20 ordinary shares prior to the reverse share split.

Corporate Information

Kitov was incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968, and its ordinary shares were originally listed for trading on TASE in 1978. In November 2015, we completed an initial public offering of our ADSs and Series A warrants on NASDAQ. Our principal executive offices are located at One Azrieli Center, Round Tower, 19th Floor, 132 Menachem Begin Road, Tel Aviv 6701101, Israel, and our telephone number is 972-3-933-3121. Our website is www.kitovpharma.com. The information contained therein such website or connected thereto shall not be deemed to be incorporated into this prospectus.

THE OFFERING

Units offered by us

__________________ units, each consisting of (i) ____ ADS(s) and (ii) _____ 2020 warrant(s) to purchase ____ ADS(s). The units will not be certificated and the ADSs and 2020 warrants comprising each unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of ADSs issuable upon the exercise of the 2020 warrants.

The ADSs

Each ADS represents one ordinary share. The ADSs initially will be evidenced by American Depositary Receipts (“ADRs”), executed and delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement dated as of November 25, 2015, among us, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as an exhibit to the registration statement for which this prospectus forms a part.

Subject to compliance with the relevant requirements set out in this prospectus, you may turn in your ADSs to the Depositary in exchange for ordinary shares underlying your ADSs.

The Depositary will charge you fees for such exchanges pursuant to the Deposit Agreement.

2020 Warrants	Each 2020 warrant will have an exercise price of $_________ per full ADS, will be exercisable at any time after the date of issuance and will expire on the fifth anniversary of the date of issuance. To better understand the terms of the 2020 warrants, you should carefully read the “Description of Securities” section of this prospectus.

Offering Price	The offering price is $_________ per unit.

Total ordinary shares outstanding immediately after this offering	__________________ ordinary shares, assuming that the maximum number of units offered by this prospectus is sold in this offering (not including one ordinary share held in treasury) (such number of ordinary shares would be represented by_________ ADSs).

Use of Proceeds

We intend to use the net proceeds of this offering to fund the development of our oncology therapeutic candidates and for general working capital purposes.

See “Use of Proceeds” for additional information.

Listing	Our ADSs are listed on NASDAQ under the symbol “KTOV” and our ordinary shares currently trade on TASE in Israel under the symbol “KTOV”. The 2020 warrants being issued as part of the units are not listed on any securities exchange and we do not intend to list the 2020 warrants on NASDAQ, the TASE or any other national securities exchange or any other recognized trading system, and we do not expect a market to develop for the 2020 warrants.

Risk factors	Before deciding to invest in our securities, you should carefully consider the risks related to our business, this offering and our securities, and our location in Israel. See “Risk Factors” on page 5 of this prospectus.

Dividend Policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy” for more information.

Depositary	The Bank of New York Mellon.

The number of ordinary shares to be outstanding after this offering is based on 19,560,530 ordinary shares outstanding as of December 23, 2019 (such number of ordinary shares would be represented by 19,560,530 of our ADSs) and excludes:

●	4,463,553 ordinary shares issuable at a weighted average exercise price of NIS 5.49 (approximately $1.58) per share issuable to holders of our options issued, as applicable, under our 2013 Option Plan, as amended, or our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 4,463,553 of our ADSs);

●	7,134,790 ordinary shares underlying the ADSs issuable upon exercise of the Series A warrants and the representative’s warrants issued in our initial public offering, and the Series A warrants and the placement agent warrants issued as part of our offering in July 2016 (such number of ordinary shares would be represented by 7,134,790 of our ADSs);

●	529,427 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants and the placement agent warrants issued as part of our July 2017 public offering (such number of ordinary shares would be represented by 529,427 of our ADSs);

●	1,858,200 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants and the placement agent warrants issued as part of our June 2018 public offering (such number of ordinary shares would be represented by 1,858,200 of our ADSs);

●	2,571,430 ordinary shares issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of $2.00 and 240,000 ordinary shares underlying ADSs issuable upon exercise of placement agent warrants with an exercise price of $2.1875 issued to the placement agent in our January 2019 offering;

●	10,921,139 ordinary shares underlying the ADSs to be issued by us in connection with the FameWave Transaction at the closing of such transaction;

●	4,037,805 ordinary shares underlying ADSs issuable upon the exercise of warrants to be issued by us in connection with the FameWave Transaction at the closing of such transaction;

●	54,472 ordinary shares underlying ADSs issuable upon the exercise of options to purchase 54,472 ADSs to be awarded in connection with the FameWave Transaction;

●	27,236 ordinary shares issuable upon the exercise of options to purchase 27,236 ordinary shares to be awarded in connection with the FameWave Transaction;

●	_________ ordinary shares underlying ADSs issuable upon the exercise of 2020 warrants to be issued to investors in this offering at an exercise price of $_________ per ADS; and

●	_________ ordinary shares underlying ADSs issuable upon the exercise of warrants to be issued to the placement agent at an exercise price of _________% of the public offering price described in “Plan of Distribution.”

Unless otherwise stated, outstanding share information throughout this prospectus excludes such outstanding securities.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors set forth below and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

NASDAQ has a listing requirement of a minimum closing bid price of $1.00 per share. If our ADSs cannot maintain the required minimum closing bid price and we fail to correct the listing requirement deficiency within the provided cure period, our ADSs may be involuntarily delisted from NASDAQ.

Our ADSs are listed on NASDAQ, and the quantitative listing standards of NASDAQ require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per ADS. On July 8, 2019, we received a letter from the Listing Qualifications Department of NASDAQ indicating that, based upon the closing bid price of our ADSs for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on NASDAQ pursuant to NASDAQ Listing Rule 5550(a)(2). In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we can regain compliance with this requirement if at any time during a 180-day period ending on January 6, 2020, the closing bid price for our ADSs is at least $1.00 per share for a minimum of ten consecutive business days. In the event we do not regain compliance during the 180-day period ending on January 6, 2020, we may be eligible for additional time. If we fail to regain compliance within our applicable cure period, or fail to satisfy other listing requirements, our ADSs may be subject to delisting.

To resolve the noncompliance, we may consider available options including a reverse share split, which may not result in a permanent increase in the market price of our ADSs, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the Securities and Exchange Commission. It is not uncommon for the market price of a company’s shares to decline in the period following a reverse share split.

Although we expect to take actions intended to restore our compliance with the listing requirements, we can provide no assurance that any action taken by us would be successful, or that any such action would stabilize the market price or improve the liquidity of our ADSs. Should a delisting occur, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our ADSs, and our ability to raise future capital through the sale of our ADSs could be severely limited. Delisting would also impact some of our disclosure obligations under Israeli law. Following a delisting, we will remain a publicly traded company on TASE and revert to being subject to full Israeli securities laws and disclosure requirements. Accordingly, we will need to comply with U.S. and Israeli disclosure requirements and the resolution of any conflicts between those requirements may lead to additional costs and require significant management time. Furthermore, we expect these additional reporting rules and regulations would increase our legal and financial compliance costs.

In the event that our ADSs are delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our ADSs because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on NASDAQ if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Following a delisting from NASDAQ our ADSs may constitute “penny stock” within the meaning of these rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions our ADSs, which could severely limit the market liquidity of such ADSs and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Securities holders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Risks related to the offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering to fund the development of our oncology therapeutic candidates and for general working capital purposes. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Because the offering is being conducted on a “best efforts” basis, we may not raise the maximum proceeds set forth in this prospectus, and even if we do, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

The placement agent in this offering will offer the securities on a “best-efforts” basis with no minimum, meaning that we may raise substantially less than the total maximum offering amount. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. If the offering is not consummated or we receive less than the maximum proceeds, our business could be harmed.

We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use and proceed with potential acquisitions or in-licensing transactions we will need significant additional financing, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will likely be dilutive to existing stockholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our business, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

You may experience immediate and substantial dilution in the net tangible book value of the ADSs you purchase in this offering.

The assumed offering price of the ADSs underlying the units offered pursuant to this prospectus is substantially higher than the net tangible book value per ADS. Therefore, if you purchase units in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per ADS from the price per unit that you pay for the underlying ADS. If the holders of outstanding options or warrants exercise those options or warrants at prices below the assumed offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase units in this offering.

There is no public market for the 2020 warrants being offered in this offering.

There is no established public trading market for the 2020 warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the 2020 warrants on any securities exchange or nationally recognized trading system, including NASDAQ. Without an active market, the liquidity of the 2020 warrants will be limited.

Holders of 2020 warrants purchased in this offering will have no rights as common shareholders or ADS holders until such holders exercise such warrants and acquire our ADSs.

Until holders of 2020 warrants acquire our ADSs upon exercise thereof, holders of such warrants will have no rights with respect to the shares of our ADSs underlying such warrants. Upon exercise of the 2020 warrants, such holders will be entitled to exercise the rights of an ADS holder only as to matters for which the record date occurs after the exercise date.

The 2020 warrants are speculative in nature.

Following this offering, the market value of the 2020 warrants will be uncertain and there can be no assurance that the market value of the 2020 warrants will equal or exceed their public offering price. There can be no assurance that the market price of our ADSs will ever equal or exceed the exercise price of the 2020 warrants, and consequently, whether it will ever be profitable for holders of the 2020 warrants to exercise the 2020 warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 5 of this prospectus, and certain other matters discussed in this prospectus and the information incorporated by reference herein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	the manner in which the parties to the transaction for our acquisition of FameWave plan to effect the closing of the transaction; the expected benefits, synergies and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the parties’ ability to complete the transaction; the plans, strategies and objectives of management for future operations; product development for CM-24; the potential future financial impact of the transaction; and any assumptions underlying any of the foregoing;

●	our ability to successfully meet our post marketing commitments to FDA for Consensi™ and to obtain approvals for marketing of Consensi™ in other territories than the U.S.;

●	a delay or rejection of an NDA or BLA for one or more of our therapeutic candidates;

●	our ability to regain and maintain compliance with the NASDAQ listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the FDA or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our pharmaceutical products;

●	the ability of our commercialization partners to successfully achieve substantial sales for our drug products;

●	our ability to establish and maintain corporate collaborations;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies and our industry; and

●	the impact of the political and security situation in Israel, the U.S. and other countries in which we may obtain approvals for our products or our business.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $_________ million, based on the sale of the maximum amount of_________ units in this offering at an assumed public offering price of $_________ per unit (the last reported sale price of our ADSs on NASDAQ on_________, 2020) after deducting the placement agent fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. If a holder of 2020 warrants elects to exercise the 2020 warrants issued in this offering, we may also receive proceeds from the exercise of the 2020 warrants. We cannot predict when or if the 2020 warrants will be exercised. It is possible that the 2020 warrants may expire and may never be exercised.

Each $0.25 increase or decrease in the assumed public offering price of $_________ per unit would increase or decrease, respectively, our net proceeds by $_________ million, assuming the maximum number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of units we are offering. An increase or decrease of 1,000,000 in the number of units we are offering would increase or decrease, respectively, the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, by $_________ million, assuming the assumed public offering price stays the same.

We intend to use the net proceeds of this offering to fund the development of our oncology drug candidates and for general working capital purposes.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DIVIDEND POLICY

We anticipate that, for the foreseeable future, we will retain any future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years. We did not declare dividends during the three most recent fiscal years.

The distribution of dividends may also be limited by the Companies Law, which permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, whichever is higher, provided that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due. Our amended and restated articles of association provide that dividends will be paid at the discretion of, and upon resolution by, our Board of Directors, subject to the provision of the Companies Law.

CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of June 30, 2019 on

●	an actual basis;

●	on a pro forma basis, to give effect to the issuance of (i) 10,921,139 ordinary shares underlying ADSs, (ii) 4,037,805 ordinary shares underlying ADSs issuable upon the exercise of warrants (iii) 54,472 ordinary shares underlying ADSs issuable upon the exercise of options to purchase 54,472 ADSs and (iv) 27,236 ordinary shares issuable upon the exercise of options to purchase 27,236 ordinary shares, in each case, to be issued by us in connection with the FameWave Transaction; and

●	on a pro forma as adjusted basis, to give effect to the sale by us of the maximum amount of_________ units in this offering at an assumed public offering price of $_________ per unit, which is the last reported sale price of our ADSs on NASDAQ on_________, 2020, after deducting placement agent fees and estimated offering expenses payable by us.

Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and the related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 20-F and our interim unaudited financial reports for the six-month period ended June 30, 2019 which were furnished on Form 6-K, which are incorporated by reference herein.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

(In thousands, except share data)	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents and short-term deposits	7,817

Shareholders’ equity:
Ordinary shares
Share premium	46,945
Receipts on account of warrants	7,940
Capital reserves	2,350
Accumulated deficit	(46,247)

Total Shareholders’ equity	10,988
Non-controlling interest	450
Total capitalization	11,438

A $0.25 increase or decrease in the assumed public offering price of $_________ per unit, which is the last reported sale price of our ADSs on NASDAQ on_________, 2020, would increase or decrease, as appropriate, our as adjusted cash and cash equivalents, capital reserves, total shareholders’ equity and total capitalization by approximately $_________ million, assuming the number of units offered by us as set forth on the cover page of this prospectus remains the same, and after deducting placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of 2020 warrants issued in this offering.

Similarly, a 1,000,000 unit increase or decrease in the number of units offered by us, based on the assumed combined public offering price of $_________ per unit, would increase or decrease our as adjusted cash and cash equivalents, capital reserves and total shareholders’ equity by approximately $_________ million, after deducting placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of 2020 warrants issued in this offering.

The number of ordinary shares to be outstanding after this offering is based on 19,532,143 ordinary shares outstanding as of June 30, 2019 (such number of ordinary shares would be represented by 19,532,143 of our ADSs) and excludes:

●	4,063,553 ordinary shares issuable at a weighted average exercise price of NIS 5.51 (approximately $1.55) per share issuable to holders of our options issued, as applicable, under our 2013 Option Plan, as amended, or our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 4,063,553 of our ADSs);

●	7,134,790 ordinary shares underlying the ADSs issuable upon exercise of the Series A warrants and the representative’s warrants issued in our initial public offering, and the Series A warrants and the placement agent warrants issued as part of our offering in July 2016 (such number of ordinary shares would be represented by 7,134,790 of our ADSs);

●	529,427 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants and the placement agent warrants issued as part of our July 2017 public offering (such number of ordinary shares would be represented by 529,427 of our ADSs);

●	1,858,200 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants and the placement agent warrants issued as part of our June 2018 public offering (such number of ordinary shares would be represented by 1,858,200 of our ADSs);

●	2,571,430 ordinary shares issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of $2.00 and 240,000 ordinary shares underlying ADSs issuable upon exercise of placement agent warrants with an exercise price of $2.1875 issued to the placement agent in our January 2019 offering;

●	__________________ ordinary shares underlying ADSs issuable upon the exercise of 2020 warrants to be issued to investors in this offering at an exercise price of $_________ per ADS; and

●	__________________ ordinary shares underlying ADSs issuable upon the exercise of warrants to the placement agent at an exercise price of _________% of the public offering price described in “Plan of Distribution.”

DILUTION

If you invest in our ADSs and warrants, your interest will be diluted immediately to the extent of the difference between the public offering price per unit and the as-adjusted net tangible book value per ADS after this offering.

The net tangible book value of our ADSs as of June 30, 2019 was approximately $5.3 million, or approximately $0.267 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding as of June 30, 2019.

After giving effect to (i) the issuance of (a) 10,921,139 ordinary shares underlying the ADSs, (b) 4,037,805 ordinary shares underlying ADSs issuable upon the exercise of warrants, (c) 54,472 ordinary shares underlying ADSs issuable upon the exercise of options to purchase 54,472 ADSs and (d) 27,236 ordinary shares issuable upon the exercise of options to purchase 27,236 ordinary shares, in each case, to be issued by us in connection with the FameWave Transaction and (ii) the sale of the maximum amount of_________ units in this offering at the public offering price of $_________ per unit, which is the last reported sale price of our ADSs on NASDAQ on_________, 2020, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2019 would have been approximately $_________million, or approximately $_________ per ADS. This calculation assumes that none of the 2020 warrants issued in offering are exercised and excludes the proceeds, if any, from the exercise of 2020 warrants. This represents an immediate increase in net tangible book value of approximately $_________ per ADS to our existing security holders and an immediate dilution in as-adjusted net tangible book value of approximately $_________ per ADS to purchasers of units in this offering, as illustrated by the following table:

Assumed public offering price per unit	$
Consolidated net tangible book value per ADS as of June 30, 2019		$0.267
Increase in consolidated net tangible book value per ADS attributable to the offering	$
As adjusted consolidated net tangible book value per ADS after this offering			$
Dilution per ADS to new investors participating in this offering			$

The information discussed above is illustrative only, and the dilution information following this offering will depend on the actual public offering price and other terms of this offering determined at pricing. Each $0.25 increase or decrease in the assumed public offering price of $_________ per unit, based on the last reported sale price for our ADSs on NASDAQ on_________, 2020, would increase or decrease the as adjusted net tangible book value per ADS after this offering by $_________ per ADS and the dilution per share to investors participating in this offering by $_________ per ADS, assuming that the maximum number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from exercise of the 2020 warrants issued in this offering.

We may also increase or decrease the number of units we are offering. An increase of 1,000,000 in the number of units offered by us would increase or decrease our as adjusted net tangible book value per ADS by approximately $_________, and the dilution per ADS to investors participating in this offering by $_________, after deducting placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from exercise of the 2020 warrants issued in this offering.

The number of ordinary shares to be outstanding after this offering is based on 19,532,143 ordinary shares outstanding as of June 30, 2019 (such number of ordinary shares would be represented by 19,532,143 of our ADSs) and excludes:

●	4,063,553 ordinary shares issuable at a weighted average exercise price of NIS 5.51 (approximately $1.55) per share issuable to holders of our options issued, as applicable, under our 2013 Option Plan, as amended, or our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 4,063,553 of our ADSs);

●	7,134,790 ordinary shares underlying the ADSs issuable upon exercise of the Series A warrants and the representative’s warrants issued in our initial public offering, and the Series A warrants and the placement agent warrants issued as part of our offering in July 2016 (such number of ordinary shares would be represented by 7,134,790 of our ADSs);

●	529,427 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants and the placement agent warrants issued as part of our July 2017 public offering (such number of ordinary shares would be represented by 529,427 of our ADSs);

●	1,858,200 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants and the placement agent warrants issued as part of our June 2018 public offering (such number of ordinary shares would be represented by 1,858,200 of our ADSs);

●	2,571,430 ordinary shares issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of $2.00 and 240,000 ordinary shares underlying ADSs issuable upon exercise of placement agent warrants with an exercise price of $2.1875 issued to the placement agent in our January 2019 offering;

●	__________________ ordinary shares underlying ADSs issuable upon the exercise of 2020 warrants to be issued to investors in this offering at an exercise price of $_________ per ADS; and

●	__________________ ordinary shares underlying ADSs issuable upon the exercise of warrants to the placement agent at an exercise price of _________% of the public offering price described in “Plan of Distribution.”

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and certain provisions of our articles of association are summaries and do not purport to be complete. The description is qualified by reference to our corporate documents, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized Share Capital. Our authorized share capital is 250,000,000 ordinary shares, with no par value, and 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class. As of December 31, 2018, we had 16,009,264 ordinary shares outstanding (after giving effect to a reverse share split of our ordinary shares, at an exchange ratio of 1-for-20, which was completed on January 4, 2019, which ordinary shares would be represented by 16,009,264 of our ADSs) and no non-voting senior preferred shares outstanding, and as of December 23, 2019 we had 19,560,529 ordinary shares outstanding (which would be represented by 19,560,529 of our ADSs) and no non-voting senior preferred shares outstanding. The above amounts include one dormant ordinary share held in treasury. The shares outstanding amounts above do not include the shares we expect to issue following completion of the FameWave Transaction and the concurrent investment in the Company by certain shareholders of FameWave in a private placement, pursuant to which we agreed to issue at closing of the transactions an additional 10,921,139 ADSs representing an equivalent number of our ordinary shares.

Ordinary Shares

The following is a description of our ordinary shares.

The ordinary shares do not have preemptive rights, preferred rights or any other right to purchase our securities. Neither our amended and restated articles of association nor the laws of the State of Israel restrict the ownership or voting of ordinary shares by non-residents of Israel, except under certain circumstances for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

Transfer of Shares. Our fully paid ordinary shares may generally be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of the stock exchange on which the shares are traded.

Notices. Under the Companies Law, and regulations promulgated thereunder, and our amended and restated articles of association, we are required to publish notices on our website, at least 21 days’ prior notice of a shareholders’ meeting. However, under regulations promulgated under the Companies Law, we are required to publish notices on our website at least 35 calendar days prior any shareholders’ meeting in which the agenda includes matters which may be voted on by voting slips. Regulations under the Companies Law exempt companies whose shares are listed for trading both on a stock exchange in and outside of Israel, from some provisions of the Companies Law. These regulations exempt us from some of the requirements of the Israeli proxy regulations, under certain circumstances.

According to the Companies Law and the regulations promulgated thereunder, as applicable to the Company, for purposes of determining the shareholders entitled to notice and to vote at such meeting, the board of directors may fix the record date not more than 40 nor less than four calendar days prior to the date of the meeting, provided that an announcement regarding the general meeting shall be given prior to the record date.

Election of Directors. Under our amended and restated articles of association, the number of directors on our Board will be no less than four and no more than nine (including any external directors, to the extent that we may be required to appoint external directors in accordance with the Companies Law and any Regulations enacted thereunder) (“Maximum Number”). The majority of the members of the Board shall be residents of Israel, unless our center of management shall have been transferred to another country in accordance with a resolution of our Board by a majority of three quarters (75%) of the participating director votes. The number of directors may be changed, at any time and from time to time, by our shareholders with a majority of (a) 75% of the voting rights participating and voting on the matter in the applicable general meeting of our shareholders and (b) more than 47.9% of all of the voting rights in the Company as of the record date established for the applicable general meeting of our shareholders (“Special Majority”). Our directors shall generally be nominated by our Board of Directors, and then appointed at our general meeting of shareholders with a regular majority. In accordance with our amended and restated articles of association, the directors elected to serve are divided into three classes, with each class comprising one-third of the members of our Board of Directors (the “Board”) (who are not external directors, if any were appointed), (hereinafter the “first class”; the “second class”; and the “third class”). If the number of directors is not equally divisible by three, each of the first class and the second class will be comprised of a different number, the closest and lowest to one-third, while the third class will be comprised of the remaining directors (who are not external directors, if any were appointed). If the number of directors changes, the number of directors in each class will change in accordance with the aforesaid rule. In the annual general meeting of our shareholders that will take place each year, the shareholders shall be entitled to elect directors who shall be elected for a Three-Year Term to replace the class of directors whose term in office has expired as of such annual general meeting of our shareholders, and so on ad infinitum, so that the directors who shall be elected as stated above shall enter office at the end of the annual general meeting of our shareholders at which they were elected, unless a later date for commencement of the term was decided at the time of the appointment, and shall serve for Three-Year Terms (unless their appointment will be terminated in accordance with the provisions of our amended and restated articles of association), and so that each year, the terms in office of one of the classes of directors shall expire at the annual general meeting of our shareholders for such year. A “Three-Year Term” means a term of office of a director until the third annual general meeting of our shareholders which shall be held following the date of their election as director, provided that each director shall continue to serve in office until his or her successor is duly elected and qualified, or until his or her retirement, death, resignation or removal. Our Board may appoint a director at any time to fill any vacancies until the annual meeting of our shareholders set to take place at the end of the Three-Year Term for the class of directors to which such director is so appointed by the Board, provided that the total number of the members of the Board serving at such time will not exceed the Maximum Number. The shareholders may at all times, by a Special Majority vote of the shareholders, replace or dismiss a director (in the case of replacement, only if the appointed director is not a corporation). A director to be replaced shall be given a reasonable opportunity to address the shareholders at their meeting. The tenure of a director expires pursuant to the provisions of our amended and restated articles of association and the Companies Law, upon death or if s/he becomes incompetent, unless removed from office as described above.

Dividend and Liquidation Rights. Subject to preferences that may be applicable to any then outstanding preferred shares, our profits, in respect of which a resolution was passed to distribute them as dividend or bonus shares, shall be paid pro rata to the amount of shares held by the shareholders. In the event of our liquidation, the liquidator may, with the general meeting’s approval, and subject to any preferences that may be applicable to any then outstanding preferred shares, distribute parts of our property in specie among the shareholders and he or she may, with similar approval, deposit any part of our property with trustees in favor of the shareholders as the liquidator, with the approval mentioned above, deems fit.

Voting, Shareholders’ Meetings and Resolutions. Holders of ordinary shares are entitled to one vote for each ordinary share held on all matters submitted to a vote of shareholders. The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present, in person or by proxy, or by voting slip indicating the way in which he or she is voting, who hold or represent, in the aggregate, at least 25% of the voting rights of our outstanding share capital. A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or any time and place as prescribed by the board of directors in notice to the shareholders. At the reconvened meeting one shareholder at least, present in person or by proxy constitutes a quorum except where such meeting was called at the demand of shareholders. With the agreement of a meeting at which a quorum is present, the chairman may, and on the demand of the meeting he must, adjourn the meeting from time to time and from place to place, as the meeting resolves. Annual general meetings of our shareholders are to be held once every year within a period of not more than 15 months after the last preceding annual general shareholders’ meeting. Our board of directors may call special general meetings of shareholders. The Companies Law provides that a special general meeting of shareholders may be called by the board of directors or by a request of two directors or 25% of the directors in office, whichever is the lower, or by shareholders holding at least 5% of our issued share capital and at least 1% of the voting rights, or of shareholders holding at least 5% of our voting rights, subject to the provisions set forth in our amended and restated articles of association.

An ordinary resolution requires approval by the holders of a majority of the voting rights present, in person or by proxy, at the meeting and voting on the resolution.

Allotment of Shares. Our Board of Directors has the power to allot or to issue shares to any person, with restrictions and condition as it deems fit.

Preferred Shares

Pursuant to Israel’s securities laws, a company whose ordinary shares are registered for trade on TASE may not have more than one class of shares for a period of one year following initial registration of the company on TASE. After a period of one year, it is permitted to issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and these preferred shares have no voting rights, and if such issuance is otherwise in accordance with any then applicable TASE regulations or directives with respect to the issuance of preferred shares by a company whose ordinary shares are listed on TASE.

We presently do not have any issued and outstanding preferred shares. On December 5, 2016, our shareholders approved the amendment to our amended and restated articles of association, as well as to our memorandum of association, for the addition to Kitov Pharma’s registered share capital of 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class (the “Preferred Shares”).

Pursuant to our amended and restated articles of association, our Board of Directors is authorized to fix, by resolution of the Board of Directors, (i) the number of issued Preferred Shares (subject to the maximum number of Preferred Shares authorized in such class), (ii) the designation of such class of Preferred Shares, and (iii) the conversion, redemption, optional and other special rights, qualifications, limitations or restrictions, if any, of the shares of such class of Preferred Shares. Consequently, the issuance of Preferred Shares would be available for issuance without further actions by the Company’s shareholders, unless shareholder approval is required by Israeli law, the rules of any exchange or other market on which the Company’s securities may then be listed or traded, the Company’s Articles of Association then in effect, or any other applicable rules and regulations. For so long as we are also listed on TASE, the issuance of any Preferred Shares will also be subject to the requirements of any TASE regulations or directives governing the issuance of preferred shares by companies whose ordinary shares are listed on the TASE. In March 2017, TASE issued principles for directives in connection with the issuance of preferred shares by a company whose ordinary shares are listed on TASE.

Subject to the actual terms of issuance determined by our Board of Directors for any Preferred Shares when issued, our Preferred Shares may be convertible into our ordinary shares or another series of Preferred Shares. Each such series of Preferred Shares shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights, rights, qualifications, limitations and/or restrictions determined by our Board of Directors in accordance with our articles of association in effect at the time of any such issuance, including, but not limited to, some or all of the following: (i) the number of Preferred Shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of Preferred Shares then outstanding) from time to time by action of the Board of Directors; (ii) the dividend rate and the manner and frequency of payment of dividends on the Preferred Shares of that series, whether dividends will be cumulative, and, if so, from which date; (iii) subject to applicable law, whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; (iv) the terms and conditions of any conversion privilege of the series, including provision for adjustment of the conversion rate in such events as the Board of Directors may determine; (v) whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption; (vi) whether that series will have a sinking fund for the redemption or purchase of Preferred Shares of that series, and, if so, the terms and amount of such sinking fund; (vii) whether or not the Preferred Shares of the series will have priority over or be on a parity with or be junior to the Preferred Shares of any other series or class in any respect; (viii) the rights of the Preferred Shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of Preferred Shares of that series; and any other relative rights, preferences and limitations of that series.

Issuance of Preferred Shares by our Board of Directors may result in such shares having dividend or liquidation preferences senior to the rights of the holders of our ordinary shares and, Preferred Shares which are convertible into our ordinary shares could potentially dilute the voting rights of the holders of our ordinary shares.

Once designated by our Board of Directors, and offered hereby, each series of Preferred Shares may have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Shares that is set forth in any prospectus supplement is not complete without reference to the documents that govern the Preferred Shares.

All Preferred Shares offered hereby will, when issued, be fully paid and nonassessable, including Preferred Shares issued upon the exercise of Preferred Share warrants or subscription rights, if any.

Each Preferred Share shall be entitled to receive upon distribution, and in preference to our ordinary shares, (i) dividends in excess of the general dividends issued to all shareholders including holders of Ordinary Shares, and/or (ii) amounts paid in a distribution of our surplus assets on winding up, in an amount equal to the original issue price for such Preferred Shares as set forth in the Company’s share registrar (adjusted for share combinations or subdivisions or other recapitalizations of the Company’s shares), and less the amount of any dividend previously paid in preference, all pro rata to the number of the Company’s Preferred Shares of each specific class of Preferred Shares issued and outstanding at such time, without having regard to any premium paid or discount thereon, and all subject to the provisions hereof.

Furthermore, and after payment of the Preferred Shares’ dividend preferences or liquidation preferences as aforesaid, each Preferred Share in the Company’s capital shall be entitled to receive upon distribution, (i) a general dividend issued to all shareholders, (ii) bonus shares, and (iii) amounts paid in a distribution of the Company’s surplus assets on winding up, all pro rata to the number of the Company’s Shares (Ordinary Shares and Preferred Shares) issued and outstanding at such time, without having regard to any premium paid thereon or discount, and all subject to the provisions hereof.

All Preferred Shares shall be non-voting shares and shall not vest the holder thereof with any right to participate in the Company’s general meetings, to receive notice thereof and/or to vote thereat. Without limitation to the above, the Preferred Shares shall not confer upon the holders thereof any voting rights or any right to appoint directors or any other right with respect to general meetings, including without limitation, attending, voting at or requesting to convene, such general meetings or proposing matters for the agenda of such general meetings, except as expressly set forth below or as otherwise specifically provided by Israeli law.

So long as any Preferred Shares are outstanding, the provisions of the section below titled “Modification of class rights”, and the provisions of this section shall apply, such that the adoption of a resolution, by a regular majority in voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized proxy holder, at a meeting of holders of Preferred Shares shall be necessary for effecting or validating:

(i) Authorization of Senior Shares. Any amendment or alteration of the Memorandum of Association or Articles of Association of the Company so as to authorize or create, or increase the authorized amount of, any class or series of shares to be so authorized, created or increased after the initial issuance of any class of Preferred Shares, the terms of which expressly provide that such class or series will rank senior to the outstanding class or classes of Preferred Shares as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company (collectively, “Senior Shares”);

(ii) Amendment of the Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Association so as to adversely affect the special rights, preferences, privileges or voting powers of the Preferred Shares.

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, unless in each case (x) the Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity (or the Preferred Shares are otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred shares of the surviving or resulting entity or its ultimate parent, and (y) such Preferred Shares that remain outstanding or such preferred shares, as the case may be, have rights, preferences, privileges and voting powers of the surviving or resulting entity or its ultimate parent that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Preferred Shares immediately prior to the consummation of such transaction;

provided, however, that (A) for all purposes of this section, (1) any increase in the amount of the Company’s authorized Ordinary Shares or Preferred Shares or the issuance of any additional Ordinary Shares or Preferred Shares or (2) the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Junior Shares”); or the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares the terms of which expressly provide that such class or series will rank on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Parity Shares”); and, any increase in the amount of authorized but unissued shares of such class or series of Parity Shares or Junior Shares or the issuance of additional shares of such class or series of Parity Shares or Junior Shares, will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the previously issued and outstanding Preferred Shares and shall not require the consent or the adoption of a resolution by the holders of the previously issued and outstanding Preferred Shares; (B) in the event of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, as described above in which the provisions of sub-section (b)(iii)(x) and (y) above are complied with, the consent or the adoption of a resolution by the holders of the previously issued Preferred Shares shall not be required in order to effect, validate or approve such share exchange, reclassification, merger or consolidation; and (C) to the extent that, notwithstanding the provisions of immediately preceding clauses (A) and (B), the consent or approval of the holders of Preferred Shares, voting together as a single class, is nonetheless required by applicable law or the Articles of Association in such circumstances, or such consent or approval is otherwise required by applicable law or the Articles of Association with respect to any matter that is not set forth in the provisions of items (i)-(iii) of this section above, such approval or consent may be given by the adoption of a resolution, by a simple majority of the voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized person, at a meeting of holders of Preferred Shares and the legal quorum for any such meeting shall be as set forth above with respect to meeting of holders of our Ordinary Shares.

The rules and procedures for calling and conducting any meeting of the holders of Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of our amended and restated articles of association (including the provisions set forth above), applicable law and, if applicable, the rules of any national securities exchange or other trading facility on which the Preferred Shares are listed or traded at the time.

Although our Board of Directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Shares that could, depending on the terms of such series, impede the completion of a merger, tender offer, change of control or other takeover attempt.

Board of Directors

Under our amended and restated articles of association, resolutions by the Board of Directors shall be decided by a majority of votes of the directors present, or participating, in the case of voting by media, and voting, each director having one vote. In the event of a tie, the chairman of the Board does not hold a casting vote.

Under the Companies Law, except as provided below, companies incorporated under the laws of the State of Israel that are “public companies,” including Israeli companies with shares listed on NASDAQ, are required to appoint at least two external directors who meet the qualification requirements set forth in the Companies Law. On July 13, 2016, our Board of Directors resolved to adopt the corporate governance exception set forth in Regulation 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000. In accordance with such Regulation, a public company with securities listed on certain foreign exchanges, including NASDAQ, that satisfies the applicable foreign country laws and regulations that apply to companies organized in that country relating to the appointment of independent directors and composition of audit and compensation committees and have no controlling shareholder are exempt from the requirement to appoint external directors or comply with the audit committee and compensation committee composition requirements under the Companies Law. In accordance with our Board’s resolution, for so long as the Company does not have a controlling shareholder as defined in Section 1 of the Companies Law, the Company intends to comply with the NASDAQ Listing Rules in connection with a majority of independent directors on the Board and in connection with the composition of each of the Audit Committee and the Compensation Committee, in lieu of such requirements set forth under the Companies Law. A majority of our Board members are independent as required by the NASDAQ Listing Rules. Furthermore, our Audit Committee consists of at least three independent directors, and our Compensation Committee consists of at least two independent directors. Should any person or entity become deemed to be a controlling shareholder as defined in Section 1 of the Companies Law, then in accordance with Section 248(a) of the Companies Law, we will be required to convene a special general meeting of the shareholders at the earliest possible date, the agenda of which shall include the appointment of at least two external directors. Following such appointment, all of the external directors shall be appointed to each of our Audit Committee and Compensation Committee, and at least one external director shall be appointed to each committee of the Board of Directors authorized to exercise any of the powers of the Board of Directors.

The Companies Law requires that certain transactions, actions and arrangements be approved as provided for in a company’s articles of association and in certain circumstances by the audit committee or the compensation committee and by the board of directors itself. Those transactions that require such approval pursuant to a company’s articles of association must be approved by its board of directors. In certain circumstances, audit committee and shareholder approval is also required. The vote required by the audit committee and the board of directors for approval of such matters, in each case, is a majority of the directors participating in a duly convened meeting. Under the Companies Law, except as to certain companies listed on foreign stock exchanges, including NASDAQ, as described above, the audit committee is to be comprised of at least three members appointed by the board of directors, which members must include all of the external directors. The majority of members of the audit committee must be independent directors (as defined in the Companies Law), and the chairman of the audit committee must be an external director.

The Companies Law requires that a member of the board of directors or senior management of the company promptly and, in any event, not later than the first board meeting at which the transaction is discussed, disclose any personal interest that he or she may have, either directly or by way of any corporation in which he or she is, directly or indirectly, a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, as well as all related material information known to him or her, in connection with any existing or proposed transaction by the company. In addition, if the transaction is an extraordinary transaction, (that is, a transaction other than in the ordinary course of business, is not on market terms, or is likely to have a material impact on the company’s profitability, assets or liabilities), the member of the board of directors or senior management must also disclose any personal interest held by his or her spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings and parents, and the spouses of any of the foregoing. Furthermore, the extraordinary transaction requires approval of the company’s audit committee followed by the approval of the board of directors.

Once the member of the board of directors or senior management complies with the above disclosure requirement, a company may approve the transaction in accordance with the provisions of its articles of association. Under the provisions of the Companies Law, whoever has a personal interest in a matter, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless it is not an extraordinary transaction as defined in the Companies Law. However, if the chairman of the board of directors or the chairman of the audit committee has determined that the presence of an office holder with a personal interest is required for the presentation of a matter, such officer holder may be present at the meeting. Notwithstanding the foregoing, if the majority of the directors have a personal interest in a matter, they shall be allowed to participate and vote on this matter, but the approval of the transaction by the shareholders in the general meeting is required.

Our amended and restated articles of association provide that, subject to the Companies Law, all actions executed in good faith by the Board of Directors or by a committee thereof or by any person acting as a director or a member of a committee of the Board of Directors, will be deemed to be valid even if, after their execution, it is discovered that there was a flaw in the appointment of these persons or that any one of these persons was disqualified from serving at his or her office.

Our amended and restated articles of association provide that, subject to the provisions of the Companies Law, the Board of Directors may appoint Board of Directors’ committees. The committees of the Board of Directors shall report to the Board of Directors their resolutions or recommendations on a regular basis, as shall be prescribed by the Board of Directors. The Board of Directors may cancel the resolution of a committee that has been appointed by it; however, such cancellation shall not affect the validity of any resolution of a committee, pursuant to which we acted, vis-à-vis another person, who was not aware of the cancellation thereof. Decisions or recommendations of the committee of the Board which require the approval of the Board of Directors will be brought to the directors’ attention a reasonable time prior to the discussion at the Board of Directors.

According to the Companies Law, an arrangement between the company and its directors, regarding their conditions of service, including the grant to them of exemption from liability from certain actions, insurance, and indemnification as well as an arrangement between the company and its directors on conditions of their employment, in other capacities, generally requires the approval of the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law), the board of directors, and the shareholders.

Under the Companies Regulations (Relief from Related Party Transactions), 5760-2000, promulgated under the Companies Law, as amended, certain extraordinary transactions between a public company and its controlling shareholder(s) do not require shareholder approval. Such extraordinary transactions must be approved by both the board of directors and the audit committee and (i) must involve the extension of an existing transaction that was duly approved and does not involve any significant change in the terms of the existing transaction or the change is solely for the benefit of the company; (ii) is solely for the benefit of the company; (iii) is with the controlling shareholder or another person in which the controlling shareholder has an interest and the transaction is in accordance with the terms of a framework agreement, which allows for a specific type of transactions, in the ordinary course of business, for a designated term, that was duly approved; (iv) is with the controlling shareholder or another person in which the controlling shareholder has an interest, the purpose of which is a transaction of theirs with a third party or a joint proposal to enter into a transaction with a third party, and the terms of the transaction that apply to the controlling shareholder are not significantly different from the terms that apply to the controlling shareholder or an entity controlled by him or her (while taking into account the extent of their respective involvement in the transaction); (v) is among companies controlled by the controlling shareholder, or between the public company and the controlling shareholder or another person in which the controlling shareholder has a personal interest, and the transaction is on market terms, within the ordinary course of business and does not harm the company; or (vi) on the date of approval of the extraordinary transaction by the board of directors and audit committee, the shareholders who do not have personal interest in the approval of the said transactions do not hold more than 2% of the voting rights in the company. In addition, under such regulations, directors’ compensation and employment arrangements in a public company do not require the approval of the shareholders if both the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and the board of directors agree that such arrangements are solely for the benefit of the company. Employment and compensation arrangements for an office holder that is a controlling shareholder of a public company, or the provision of directors and officers insurance for the chief executive officer, do not require shareholder approval if certain criteria are met. The Board, following the prior determination of the Audit Committee or Compensation Committee, as applicable, may also determine that the compensation being offered to certain office holders (including directors) is an engagement which, pursuant to the leniencies set forth in the Relief Regulations, can be entered into by a company immediately, with the approval by the shareholders being deferred to the next shareholder meeting to be called by the Company, is such compensation is consistent with compensation policy of the company which was approved by the shareholders of the company in accordance with the Companies Law, and are no more beneficial to the recipient as such similar compensation previously granted to other holders of the same office.

Exchange Controls

There are currently no material Israeli currency control restrictions on payments of dividends or other distributions with respect to our securities or the proceeds from the sale of our securities, except under certain circumstances, for shareholders who are subjects of countries that are, or have been, in a state of war with Israel or otherwise as set forth in this section. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time. Israeli residents have an obligation to file reports with the Bank of Israel regarding certain transactions.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our amended and restated articles of association, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association. The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company.

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class.

If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may determine in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

The description above regarding a full tender offer shall also apply, with necessary changes, when a full tender offer is accepted and the offeror has also offered to acquire all of the company’s securities.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.

Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders’ meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder in control of the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his or her acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under the Companies Regulations (Relief for Public Companies whose Shares are Traded on Exchanges Outside of Israel), 5760-2000 (the “Foreign Listing Relief Regulations”), the above requirements for a special tender offer do not apply in instances whereby according to the laws of the foreign jurisdiction there are limitations regarding the acquisition of a controlling interest in the company of any specified portion or the acquisition of a controlling interest of any specified portion necessitates an offer by the potential acquirer of a controlling interest to acquire shares from amongst the publicly traded shares. The Israeli Securities Authority is of the view that U.S. securities laws and exchange regulations of various exchanges do not purport to limit the acquisition of controlling interests in a company, do not require the potential acquirer of a controlling interest to make an offer to acquire shares from the public, and as such Israeli companies that are publicly traded in the United States of America cannot benefit from the special tender offer waiver pursuant to the Foreign Listing Relief Regulations and are thus subject to the general provisions of the Companies Law which require a special tender offer as outlined above.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that, as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders’ meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control of the other party to the merger or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger.

In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders, and such separate class voting may also include any classes of otherwise non-voting shares.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Private Placements

Under the Companies Law, if (i) as a result of a private placement a person would become a controlling shareholder or (ii) a private placement will entitle investors to receive 20% or more of the voting rights of a company as calculated before the private placement, and all or part of the private placement consideration is not in cash or in public traded securities or is not in market terms and if as a result of the private placement the holdings of a substantial shareholder shall increase or as a result of it a person shall become a substantial shareholder, then in either case, the allotment must be approved by the board of directors and by the shareholders of the company. A “substantial shareholder” in connection with a private placement as set forth above, is defined as a shareholder who holds five percent or more of the company’s outstanding share capital or voting rights, and which assumes the exercise of all of the securities convertible into shares either held by that person prior to such private placement or offered to such person under the private placement. In order for the private placement to be on “market terms” the board of directors has to determine, on the base of detailed explanation, that the private placement is on market terms, unless proven otherwise. Otherwise, under the Companies Law and the regulations promulgated thereunder, a private placement of securities does not require approval at a general meeting of the shareholders of a company; provided however, that in other special circumstances, such as a private placement completed in lieu of a special tender offer, or a private placement under circumstances which qualifies as a related party transaction requiring shareholder approval, approval at a general meeting of the shareholders of a company is then also required. A Registered Direct Offering in the United States is generally considered a private placement under the Companies Law.

Establishment

We were incorporated under the laws of the State of Israel. We are registered with the Israeli Registrar of Companies in Jerusalem, Israel.

Transfer Agent and Registrar

Other than with respect to certain restricted ordinary shares, the shares for a publicly traded company such as ours, which is listed on TASE (and has ADSs listed on NASDAQ), are generally recorded in the name of our Israeli share registrar, Registration Company of United Mizrachi Bank Ltd. Our transfer agent and registrar for our ADSs is the depositary for our ADSs, Bank of New York Mellon, and its address is 101 Barclay Street, New York, NY.

Listing

Our ordinary shares are currently traded on TASE under the symbol “KTOV.” Our ADSs and the Series A warrants issued in each of November 2015 and July 2016 are listed on NASDAQ under the symbols “KTOV” and “KTOVW”, respectively.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering _________ units, with each unit consisting of_________ ADS(s) and_________ 2020 warrant(s). The ADSs and accompanying 2020 warrants will be issued separately. We are also registering the ordinary shares underlying the ADSs issuable from time to time upon exercise of the 2020 warrants offered hereby. The material terms and provisions of our ordinary shares and each other class of our securities that qualifies or limits our ordinary shares are described in the section entitled “Description of Share Capital” beginning on page 13 of this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one ordinary share (or a right to receive one ordinary share) deposited with Bank Hapoalim or Bank Leumi, as custodian for the depositary in Israel. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under the heading “Where You Can Find Additional Information”.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation and Government Programs - Taxation of our Shareholders” for more detail. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that doing so does not require registration of any securities under the Securities Act of 1933, as amended, or the “Securities Act.” If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory assurances from us that such distribution does not require registration of such securities under the Securities Act. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or governmental charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed by the holder of the ADSs or as described in the following sentence.  If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs.  The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that:

●	we do not wish to receive a discretionary proxy;

●	there is substantial shareholder opposition to the particular question; or

●	the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one of the conditions specified above exists.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	● Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
● Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	● Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	● Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	● Depositary services

Registration or transfer fees	● Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	● Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
● converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	● As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	● As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as an agent, fiduciary or broker on behalf of any other person and earns revenue, including, without limitation, fees and spreads that it will retain for its own account.  The spread is the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives in an offsetting foreign currency trade. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined, subject to its obligations under the deposit agreement.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

The deposit agreement expressly limits our obligations and the obligations of the depositary.  It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the number of ADSs that may be outstanding at any time as a result of pre-release will not normally exceed 30% of the total number of ordinary shares deposited under the deposit agreement, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so. The depositary has full discretion as to how and to what extent it may disregard the limit for the amount of ADSs that may be outstanding at any time as a result of the pre-release.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Transfer Agent and Registrar

Our transfer agent and registrar will be the depositary for our ADSs, Bank of New York Mellon, and its address is 101 Barclay Street, New York, NY.

Listing

Our ADSs are listed on The NASDAQ Capital Market under the symbol “KTOV.”

2020 WARRANTS

The following summary of certain terms and provisions of the 2020 warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the 2020 warrants, the form of which is or shall be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of 2020 warrant for a complete description of the terms and conditions of the 2020 warrants.

Duration and Exercise Price

Each 2020 warrant offered hereby will have an initial exercise price per share equal to $      per ADS. The 2020 warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our ordinary shares and the exercise price. The 2020 warrants will be issued separately from the ADSs, and may be transferred separately immediately thereafter.

Exercisability

The 2020 warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Subject to certain limitations and exceptions, a holder (together with its affiliates) may not exercise any portion of a 2020 warrant to the extent that the holder would beneficially own more than 4.99/9.99% of the outstanding ordinary shares immediately after exercise of such 2020 warrant, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s 2020 warrants. No fractional ADSs will be issued in connection with the exercise of a 2020 warrant. In lieu of fractional ADSs, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time a holder exercises its 2020 warrants, a registration statement registering the issuance of the ADSs underlying the 2020 warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the 2020 warrants.

Fundamental Transaction

If, at any time while the 2020 warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of ordinary shares, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding ordinary shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of the 2020 warrant, and any additional consideration payable as part of the Fundamental Transaction.

Transferability

Subject to applicable laws, a 2020 warrant may be transferred at the option of the holder upon surrender of the 2020 warrant together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the 2020 warrants on any securities exchange or nationally recognized trading system. We do not intend to list the 2020 warrants on any securities exchange or nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the 2020 warrants or by virtue of such holder’s ownership of ADSs or ordinary shares, a holder of 2020 warrants does not have rights or privileges of a holder of ADSs or ordinary shares, including any voting rights or dividends, until the holder exercises the 2020 warrants.

MATERIAL TAX CONSIDERATIONS

Taxation

Israeli Tax Considerations

General

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of Ordinary Shares and ADSs of our company.

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of Ordinary Shares and ADSs of our company. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation, which has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such interpretation in the future.

Potential investors are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership and disposition of the Ordinary Shares or ADSs being offered hereby, including, in particular, the effect of any foreign, state or local taxes.

General Corporate Tax Structure in Israel

The Israeli corporate tax rate applicable to Israeli resident companies is 23%.

Taxation of Shareholders

Capital Gains

Capital gain tax is imposed on the disposal of capital assets by an Israeli resident and on the disposal of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Gain” and the “Inflationary Surplus.” Real Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the Israeli Consumer Price Index between the date of purchase and the date of disposal. Inflationary Surplus is not subject to tax.

Real Capital Gain accrued by individuals on the sale of the Ordinary Shares or ADSs will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%.

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income which is 23% for corporations, and a marginal tax rate of up to 47% for individuals.

Notwithstanding the foregoing, real capital gains generated from the sale of our Ordinary Shares or ADSs by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Ordinary Shares or ADSs were purchased upon or after the registration of the Ordinary Shares or ADSs on the stock exchange and (this condition will not apply to shares purchased on or after January 1, 2009) (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) hold more than 25% or more means of control in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the Ordinary Shares or ADSs are deemed to be business income.

In addition, the sale of the Ordinary Shares or ADSs may be exempt from Israeli capital gain tax under the provisions of an applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for such an exemption). For example, the Convention between the Government of the U.S. and the Government of the State of Israel with respect to Taxes on Income (the “U.S.- Israel Double Tax Treaty”) exempts a U.S. resident (for purposes of the treaty) from Israeli capital gains tax in connection with the sale of the Ordinary Shares or ADSs, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the company at any time within the 12 month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days in the aggregate during the taxable year; (iii) the capital gain from the sale, exchange or disposition was not derived through a permanent establishment of the U.S. resident; and (iv) the capital gains arising from such sale, exchange or disposition is not attributed to real estate located in Israel or a resident in Israel; however, under the U.S-Israel Double Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

Payers of consideration for the Ordinary Shares or ADSs, including the purchaser, the Israeli stockbroker or the financial institution through which the Ordinary Shares or ADSs are held, are obligated, subject to certain exemptions, to withhold tax upon sale of Ordinary Shares or ADSs from the amount of consideration paid upon the sale of the securities (or on the Real Capital Gain realized on the sale, if known), at a rate of 25% for an individual or at a rate of corporate tax for a corporation (23% in 2019 and thereafter).

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid to the Israeli Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed and no advance payment must be paid. Capital gains are also reportable on annual income tax returns.

Dividends

Dividends distributed by a company from income, which is not attributed to an Approved Enterprise, a Benefited Enterprise or a Preferred Enterprise as defined in the Israel’s Encouragement of Capital Investment Law (1959), to a shareholder who is an Israeli resident individual will be generally subject to income tax at a rate of 25%. However, a 30% tax rate will generally apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally not be subject to tax provided that the income from which such dividend is distributed, derived or accrued within Israel. A distribution of dividend by a company from income attributed to a Preferred Enterprise will generally be subject to withholding tax in Israel at the following tax rates: Israeli resident individuals - 20% with respect to dividends distributed as of 2014, or such lower rate as may be provided in an applicable tax treaty; and Israeli resident companies - 0%. Dividends distributed from income attributed to an Approved Enterprise and/or a Benefited Enterprise are subject to a tax rate of 15%. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly from other sources of income, the income tax rate will be a blended rate reflecting the relative portions of the types of income.

Non-Israeli residents (either an individual or a corporation) are generally subject to Israeli tax on the receipt of dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder at the time of distribution or at any time during the preceding 12-month period). Dividends distributed by an Israeli resident company from income, which is attributed to a Preferred Enterprise, to a non-Israeli resident (either an individual or a corporation) are generally subject to withholding tax at a rate of 20%. These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel.

A non-Israeli resident who receives dividend income derived from or accrued from Israel, from which the full amount of tax was withheld at source, is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer is not obliged to pay Excess Tax (as described below).

Payers of dividends on our shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are required, subject to any of the foregoing exemptions, reduced tax rates and the demonstration of a shareholder of his, her or its foreign residency, to withhold taxes upon the distribution of dividends at a rate of 25%, provided that the shares are registered with a nominee company (for corporations and individuals).

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year (NIS 649,560 for 2019), linked to the Israeli Consumer Price Index), which is approximately $187,085, based on the representative NIS - U.S. dollar rate of exchange of 3.472 on December 23, 2019), will be subject to an additional tax at the rate of 3% on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

U.S. Federal Income Tax Considerations

The following is a description of certain U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our ADSs and warrants by a holder. This description addresses only the U.S. federal income tax consequences to holders that are initial purchasers of our ADSs and warrants pursuant to this offering and that will hold such ADSs and warrants as capital assets. This description does not address tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

●	banks, financial institutions or insurance companies;

●	real estate investment trusts, regulated investment companies or grantor trusts;

●	dealers or traders in securities, commodities or currencies;

●	tax exempt entities or organizations;

●	certain former citizens or residents of the United States;

●	persons that received our ADSs or warrants as compensation for the performance of services;

●	persons that will hold our ADSs or warrants as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

●	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass- through entities, or holders that will hold our ADSs or warrants through such an entity;

●	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; or

●	holders that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares.

Moreover, this description does not address the U.S. federal estate, gift, or alternative minimum tax consequences, or any U.S. state, local or non-U.S. tax consequences of the acquisition, ownership and disposition of our ADSs and warrants.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our ADSs and warrants or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ADSs and warrants in their particular circumstances.

For purposes of this description, the term “U.S. Holder” means a beneficial owner of our ADSs or warrants that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected to be treated as a domestic trust for U.S. federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of our ADSs or warrants that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our ADSs and warrants, the U.S. federal income tax consequences relating to an investment in our ADSs and warrants will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax consequences of acquiring, owning and disposing of our ADSs and warrants in its particular circumstances.

Persons considering an investment in our ADSs or warrants should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of our ADSs and warrants, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Tax Basis of each ADS and Warrant

The ADSs will be sold together with_________ accompanying warrant(s). The initial tax basis of a beneficial owner in each ADS will be equal to the amount paid for the ADS less the fair market value of their accompanying warrant(s). The initial basis in the accompanying warrant(s) will equal the initial fair market value of the warrant(s).

Exchange of ADSs for Ordinary Shares

In general, if you hold ADSs, you will be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying ordinary shares represented by those ADSs. In addition, you will receive a basis in your ordinary shares equal to the basis of your ADSs exchanged for such shares.

Taxation of Dividends and Other Distributions on Our ADSs

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, the gross amount of any distribution made to you with respect to our ADSs before reduction for any Israeli taxes withheld therefrom, generally will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to “qualified dividends,” provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Such lower rate of taxation shall not apply if we are a PFIC for the taxable year in which we pay a dividend. Moreover, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders irrespective of PFIC status. To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in our ADSs and thereafter as either long-term or short-term capital gain depending upon whether the U.S. Holder has held our ADSs for more than one year as of the time such distribution is received.

If you are a U.S. Holder, dividends paid to you with respect to our ADSs will be foreign source income for foreign tax credit purposes. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from your taxable income or credited against your U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally constitute “passive category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

The amount of a distribution paid to a U.S. Holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. Holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. Holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in foreign currency are converted into U.S. dollars on the day they are received, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend.

Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements,” if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income (or withholding) tax on dividends received by you on your ADSs, unless:

●	you conduct a trade or business in the U.S. and such income is effectively connected with that trade or business (and, if required by an applicable income tax treaty, the dividends are attributable to a permanent establishment or fixed base that such holder maintains in the U.S.); or

●	you are an individual and have been present in the U.S. for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Sale, Exchange or Other Disposition of Our ADSs and Warrants

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, you generally will recognize gain or loss on the sale, exchange or other disposition of our ADSs or warrants equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in our ADSs or warrants, as applicable, and such gain or loss will be capital gain or loss. The adjusted tax basis in an ADS or warrant generally will be initially determined as described above in “Tax Basis of each ADS and Warrant.” If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of an ADS or warrant is generally eligible for a preferential rate of taxation applicable to capital gains, if your holding period determined at the time of such sale, exchange or other disposition for such ADS or warrant exceeds one year (i.e., such gain is long-term capital gain). The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. A foreign tax credit for foreign taxes imposed on capital gains may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and it is possible that the ability of a U.S. Holder to claim a foreign tax credit for any such Israeli tax will be limited. You should consult your tax advisor to determine whether, and to what extent, you will be entitled to this credit.

Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements,” if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of such ADSs or warrants unless:

●	such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base that you maintain in the United States); or

●	you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Exercise of a Warrant

The exercise of a warrant for ADSs generally will not be a taxable event for the exercising U.S. Holder. A U.S. Holder will have a tax basis in the ADSs received on exercise of a warrant equal to the sum of the U.S. Holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. Holder generally will have a holding period in ADSs acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Passive Foreign Investment Company Consequences

We may be classified as a Passive Foreign Investment Company (PFIC) for the 2020 tax year. If we are indeed so classified for 2020 or in any other taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

●	at least 75% of its gross income is “passive income”; or

●	at least 50% of the average quarterly value of its total gross assets (which may be determined in part by the market value of our ADSs, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Section 1298(a)(4) of the Code provides that to the extent provided in regulations, if any person has an option to acquire stock in a PFIC, such stock shall be considered as owned by such person. Certain proposed regulations provide rules for treatment of options to acquire stock in a PFIC. It is not currently known if, when or the extent to which such proposed regulations will be finalized and become effective. The discussion below assumes that regulations relating to options to acquire PFIC stock will become effective and would apply to the warrants. Each prospective investor is urged to consult with its own tax advisor about the tax consequences of holding warrants if we are classified as a PFIC.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ADSs and warrants. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ADSs or warrants, we will generally continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ADSs or warrants, regardless of whether we continue to meet the tests described above.

Our PFIC status determination is based on our income, assets and activities for the entire taxable year and therefore it is not possible to determine whether we will be characterized as a PFIC for the 2019 taxable year until after the close of the year. In addition, our status as a PFIC may depend on how quickly we utilize the cash proceeds from this offering in our business, which we cannot currently determine with certainty.

If we are indeed properly classified as a PFIC, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for our ADSs) and (b) any gain realized on the sale or other disposition of the ADSs or warrants. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over your holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax, at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (iii) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.” Certain elections may be available that would result in an alternative treatment (such as mark-to-market treatment) of our ADSs or warrants.

If a U.S. Holder makes the mark-to-market election, then, in lieu of being subject to the tax and interest charge rules discussed above, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in its ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).

The mark-to-market election is available only if we are a PFIC and our ADSs are “regularly traded” on a “qualified exchange.” Our ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of our ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. NASDAQ is a qualified exchange for this purpose. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the tax and interest charge rules discussed above with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including stock in any of our subsidiaries that are treated as PFICs. If a U.S. Holder makes a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections if we are classified as a PFIC. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are determined to be a PFIC, the general tax treatment for U.S. Holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be determined to be PFICs.

A U.S. Holder who owns ADSs during any year in which we are a PFIC, will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisors regarding application of the PFIC rules.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may apply to all or a portion of the following items with respect to ADSs and warrants: dividend or other distributions, gains from dispositions and “excess distributions” and income from “mark-to-market” elections under the PFIC rules, if applicable. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our ADSs and warrants.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain holders of our ADSs and warrants. Information reporting generally will apply to payments of dividends on our ADSs, and to proceeds from the sale or redemption of our ADSs and warrants made within the United States, or by a U.S. payer or U.S. middleman, to a holder of our ADSs and warrants, other than an exempt recipient (including a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payer may be required to withhold backup withholding tax from any payments of dividends on our ADSs, or the proceeds from the sale or redemption of our ADSs and warrants within the United States, or by a U.S. payer or U.S. middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders who are individuals are required to report information relating to an interest in our ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ADSs and warrants.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our ADSs and warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock  or warrants. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our ADSs and warrants, and the possible impact of these rules on the entities through which they hold our ADSs and warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ADSs IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses, other than placement agent fees, payable by us in connection with the offer and sale of the securities in this offering. All amounts listed below are estimates except the SEC registration fee, NASDAQ listing fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Itemized expense	Amount
SEC registration fee	$
FINRA filing fee
NASDAQ Capital Market supplemental listing fee
Printing and engraving expenses
Legal fees and expenses
Transfer agent and registrar fees
Accounting fees and expenses
Miscellaneous
Total	$

PLAN OF DISTRIBUTION

We engaged Chardan Capital Markets, LLC (or the “placement agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of securities by us. Therefore, we may not sell the entire amount of shares being offered. We may enter into a securities purchase agreement directly with certain institutional investors who purchase our securities in this offering. We will not enter into securities purchase agreements with all other investors and such investors shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to between 6.0% and 7.0% of the gross proceeds to us from the sale of the securities in the offering (excluding any proceeds from the exercise of the warrants issued in the offering) based on the total gross proceeds to us from the sale of the securities in the offering (excluding any proceeds from the exercise of the warrants issued in the offering). We will also issue to the placement agent a warrant as outlined below.

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the ADSs to be sold in the offering with the Commission; (b) all fees associated with the review of the offering by FINRA and all fees and expenses relating to the listing of such ADSs on NASDAQ; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the placement agent; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the placement agent; (e) transfer and/or stamp taxes, if any, payable upon the transfer of the ordinary shares from the Company to the placement agent; (f) fees and expenses of our legal counsel and accountants; and (g) “road show” expenses, diligence fees and the fees and expenses of the placement agent’s legal counsel not to exceed $175,000.

We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees, will be approximately $_________. After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $_________ million.

In addition, we have agreed to issue to the placement agent warrants, or the placement agent warrants, to purchase a number of ADSs equal to_________ % of the number of ADSs sold in this offering (excluding any ADSs underlying the 2020 warrants issued in this offering). The placement agent warrants will have an exercise price of $_________ (_________% of the per ADS equivalent paid by the investors in this offering) and will terminate on the anniversary of the effective date of the registration statement of which this prospectus is a part. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any ADSs issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus is a part or commencement of sales of this offering, except the transfer of any security:

●	by operation of law or by reason of reorganization of our company;

●	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

●	if the aggregate amount of securities of our company held by the holder of the placement agent warrants or related persons do not exceed 1% of the securities being offered;

●	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The placement agent may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services, but we have no present agreements with the placement agent to do so.

Determination of offering price

The public offering price of the units offered hereby was negotiated between us and the investors, in consultation with the placement agent, and other advisors to us, based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the units offered hereby include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

Our officers and directors who are holders of our securities at the time of the offering, are expected, at the time of the offering, to enter into agreements with the placement agent to be subject to a lock-up period of 90 days following the date of closing of this offering. This means that, during the applicable lock-up period following the closing of the offering, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right to warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the placement agent agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the date of this prospectus, although we will be permitted to issue equity-based incentive compensation to directors, officers, employees and consultants under our existing plans, as well as securities to be issued under any previously contracted arrangements. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Tail

If prior to_________ , 2020, we complete any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to us by investors whom the placement agent has introduced, directly or indirectly, to us, subject to certain requirements, then we will pay to the placement agent upon the closing of such offering, financing or transaction a fee of between 6.0% and 7.0% of the gross proceeds of such offering, financing or transaction based on the amount of the gross proceeds received by us in such offering, financing or transaction.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €€43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €€50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following who are deemed Classified Investors pursuant to the Securities Law, 5728-1968:

●	a fund for joint investments in trust, i.e., mutual fund, as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

●	a provident fund as defined in the Control of the Financial Services (Provident Funds) Law 5765-2005, or a management company of such a fund;

●	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981;

●	a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law, 1968;

●	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law, 5728-1968;

●	an investment advisor or investment distributer, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

●	a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law, 5728-1968;

●	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968, acting on its own account;

●	venture capital fund, defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk;

●	entity fully owned by investors of the type listed in Section 15A(b) of the Securities Law, 5728-1968;

●	an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders’ equity is in excess of NIS 50 million; and

●	an individual who meets at least one of three following criteria:

1)	the total value of the individual’s liquid assets exceeds NIS 8 million (currently approximately USD 2 million); the term “liquid assets” is defined as cash, deposits, financial assets (units or shares in registered funds, options, futures contracts, structures and professional training funds), and traded securities.

2)	The individual’s income in each of the last two years exceeds NIS 1.2 million (currently approximately USD 308 thousand) or the income of the individual’s family unit exceeds NIS 1.8 million (currently approximately USD 462 thousand); the term “family unit” is defined in an individual and his/her family members who live with him or whose livelihoods are dependent on each other. or

3)	the total value of the individual’s liquid assets exceeds NIS 5 million (currently approximately USD 1.3 million) and either the individual’s income in each of the last two years exceeds NIS 600,000 (currently approximately USD 154 thousand) or such income of the individual’s family unit exceeds NIS 900,000 (currently approximately USD 231 thousand).

and the company is able to verify compliance of an individual with the eligibility criteria above as of the date of the sale of the securities either by:

i.	obtaining written approval of an accountant, lawyer, or in appropriate circumstances other external body, which the Company has reasonable grounds to rely on, certifying that it took reasonable measures (apart from the individual’s declaration) to verify that the individual complies with the criteria, and specifying those measures; or

ii.	carrying out the examination of the individual’s compliance independently, while relying on external evidence and information presented to it by the individual.

Offerees of the securities offered hereby, or the “Classified Investors,” in the State of Israel shall be required to submit written confirmation that as of the date of any offer of securities, and as of the date of the sale of any securities, they fall within the scope of one of the above criteria, that they are fully aware of the significance of being an Investor pursuant to such criteria and that they have given their consent, or the Consent. An approach to an Investor for the Consent shall not be considered a public offering. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

In addition, if a purchase of securities is made within an institutional trading system, as that term is defined in the Tel Aviv Stock Exchange regulations, a person giving a stock exchange member his prior Consent before submitting a purchase order to the institutional trading system for the first time will be seen as acting within the provisions the above criteria with respect to the Consent, provided that if such person is an investor pursuant to the sixth, ninth, tenth, eleventh or twelfth bullet points specified above, such person committed in advance that, until the last business day of the third month in each year, he will renew his Consent, and that if he withdraws his Consent, he will notify the stock exchange member immediately and will cease to give purchase orders in such institutional trading institution.

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals, licenses or no-action letters in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability, including the resale restrictions e forth under Section 15C of the Israel Securities Law and Section 5 of the Israeli Securities Regulations (Details Regarding Sections 15A-15C of the Securities Law-1968) – 2000, and must be effected only in compliance with the Israeli securities laws and regulations. In March 2015, the ISA issued a no-action letter stating that under certain circumstances in instances whereby the private placement of securities of a dual-listed company would otherwise be subject to resale restrictions in Israel, but such securities have been released from resale restrictions to the public over an overseas exchange, such as the NASDAQ Capital Market, then such securities may be freely sold over such overseas exchange, notwithstanding the resale restrictions set forth under Section 15C of the Israel Securities Law and Section 5 of the Israeli Securities Regulations (Details Regarding Sections 15A-15C of the Securities Law-1968) – 2000.

Any Classified Investors in the State of Israel who acquire our securities offered hereby are urged to consult their own legal and other advisors about the consequences of acquiring our securities offered hereby as Classified Investors, and of any reliance upon the ISA’s no-action letter noted above, in light of the Classified Investor’s own circumstances. We have no intention of seeking any no-action letter from the ISA in connection with this offering.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) omhandel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art.1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA.

This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49 (2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

DIRECTORS AND SENIOR MANAGEMENT

The following table sets forth the name and position of each of our executive officers and directors. The inclusion of any individual in this table does not necessarily imply that such individual is an officer or office holder as such terms are defined under applicable law.

Name	Age	Position
Eric Rowinsky, M.D.	63	Independent Director and Chairman of the Board of Directors
Isaac Israel	41	Chief Executive Officer and Director
Simcha Rock, CPA, MBA(4)	69	Director
Steven Steinberg(1)(2)	58	Independent Director
Ido Agmon, MBA(2)(3)	42	Independent Director
Ran Tzror, CPA, MBA(1) (4)	38	Independent Director
Revital Stern-Raff, CPA, MBA(1)(4)	45	Independent Director
Gil Efron, CPA, MA	54	Deputy CEO and Chief Financial Officer
Gil Ben-Menachem, Ph.D., MBA(3)	52	Vice President of Business Development
Hadas Reuveni, Ph.D.(3)	52	Vice President or Research and Development and Founder and Chief Technology Officer of TyrNovo

(1)	Member of Kitov Pharma Audit Committee
(2)	Member of Kitov Pharma Compensation Committee
(3)	Member of Kitov Pharma Science and Technology Committee
(4)	Member of Kitov Pharma Investment Committee

Eric Rowinsky, M.D. has been Chairman of Kitov Pharma’s Board since October 2019. Dr. Eric Rowinsky’s principal expertise is in the development and registration of novel therapeutics to treat cancer. Since November 2015, Dr. Rowinsky has served as Executive Chairman of the Board of Directors and President of Rgenix, Inc. He also serves as the Chief Scientific Officer of Clearpath Development Inc., and has served as a consulting Chief Medical Officer of Oncotartis, Inc. since 2018 and Everest Medicines, Inc. since 2017. Additionally, he has been an independent consultant since 2016 and works with many other life science companies in providing expertise in developing and registering a wide range of novel cancer therapeutics. Dr. Rowinsky served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2011 until October 2015. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until its acquisition in September 2011. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems Inc., where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at The Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004, and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib and temsirolimus among others. Dr. Rowinsky was also an Adjunct Professor of Medicine at New York University School of Medicine (2008-2018). Dr. Rowinsky presently serves on the boards of directors of the public companies Biogen Idec, Inc., Fortress Biosciences, Inc., and Verastem Inc. He formerly served on the boards of directors of the public companies Navidea Biopharmaceuticals Inc. (2010-2018), BIND Therapeutics (2014-2016), and Biophytis S.A. (2018-2019), as well as at a number of privately held companies. Dr. Rowinsky received a B.A. degree from New York University (1977) and an M.D. degree from Vanderbilt University School of Medicine (1981). He completed his residency in internal medicine at the University of California, San Diego (1984) and completed his fellowship in medical oncology at The Johns Hopkins Oncology Center (1987).

Isaac Israel has served as our chief executive officer and a member of Kitov Pharma’s Board since October 2012. Mr. Israel was the founding chief executive officer of BeeContact Ltd. (formerly TASE:BCNT), from 2001 until 2007. Since 2008 Mr. Israel has served as founding chief executive officer of Uneri Capital Ltd., a consulting firm in the capital markets field, owned by Mr. Israel, which specializes in the healthcare sector. Mr. Israel also provides consulting services to Capital Point Ltd. (TASE:CPTP) and serves as a member of the board of directors of various private healthcare corporations. In the past Mr. Israel also served as chairman of the board of a public healthcare corporation, NextGen Biomed Ltd., which is traded on TASE.

Simcha Rock, CPA, MBA, has served a member of Kitov Pharma’s Board since July 2013. He also serves as a strategic consultant to us. He served as our Chief Financial Officer from July 2013 until he retired from his position as Chief Financial Officer as of December 31, 2018, following a transition period with Gil Efron, our new Chief Financial Officer. Prior to joining us, Mr. Rock was a private equity manager at Edmond de Rothschild Private Equity Management, a firm specializing in the management of venture capital and other private equity investments funds, from February 2000 until January 2011, with responsibility for all financial, legal and administrative matters for several investment funds. Prior to 2000, Mr. Rock held financial management positions at Intel Electronics Ltd., The Jerusalem College of Technology, and JC Technologies Ltd. Mr. Rock holds a BA from Yeshiva University and an MBA from Cleveland State University.

Steven Steinberg, has served as a member of Kitov Pharma’s Board since July 2016. Since April 2017, Mr. Steinberg has been an independent financial consultant. From January 2015 through March 2017, Mr. Steinberg served as the chief financial officer of Glide Talk Ltd., a technology company in the video messaging arena. From September 2013 to October 2014 he served as vice president, finance at Client Connect Ltd., a subsidiary of Conduit Ltd., and subsequent to an acquisition, of Perion Network, Ltd. a NASADQ listed company. Between August 2011 and August 2013, Mr. Steinberg acted as an independent consultant, providing start-ups and mature organizations with advice in financial reporting, due diligence and business models. From December 2002 until July 2011 Mr. Steinberg was employed by Answers Corporation, a NASDAQ listed company, where he served as chief financial officer. Prior to 2002 he held a number of finance and chief financial officer roles, following a ten-year period of service as an audit manager at Coopers & Lybrand (currently Price Waterhouse Coopers) in New York City. Mr. Steinberg holds a Bachelor’s Degree in Business Administration from Florida International University – School of Business Administration, and was granted a CPA license in New York State.

Ido Agmon, MBA, has served as a member of Kitov Pharma’s Board since June 2016. Since 2012, Mr. Agmon has been acting as an independent consultant and investment manager, providing start-ups, investment funds and technology-based ventures with advice in strategic& financial planning, fund-raising and related business development activities. He serves as a member of the board of directors of an Israeli privately held start-up corporation. From 2014 until the end of 2016, Mr. Agmon was a manager of Aviv New-Tech (formerly Aviv Bio-Invest), a private investment fund which manages a portfolio of public Israeli & global biomed and technology companies, of which he was a co-founder, and where he was responsible for analysis and evaluation of investments in Israeli and global biomed companies. From 2009 until 2011, Mr. Agmon served as the CEO of Meytav Technology Incubator, an Israeli-based accelerator for biotech, pharma & medtech ventures with over 20 portfolio companies. Mr. Agmon has served as a board member at a number of biomed ventures. From 2007 until 2009, he worked as the Director of Business Development at ATI incubator, a technology incubator specializing in biomed and cleantech projects, responsible for deal-flow and project evaluation. Mr. Agmon holds a Bachelor’s Degree in Business Administration & Life Sciences from Tel Aviv University, Tel Aviv, Israel, and an MBA from The Hebrew University, Jerusalem, Israel.

Ran Tzror, CPA, MBA has served as a member of Kitov Pharma’s Board since March 2017. Since 2014, Mr. Tzror has been the director of S.Y Glilot Ltd., a real-estate company owned by his family. Between 2010 and 2014 he was employed by Teva Pharmaceuticals Industries Ltd. (NYSE:TEVA; TASE:TEVA) in various roles in corporate business development, the office of the CEO & President of Teva Pharmaceuticals, and as Director of the Corporate Post Merger Integration Office. Between 2007 and 2010 he was a senior associate at Somekh Chaikin Certified Public Accountants (Israel), a member firm of KPMG International. Between 2006 and 2007 he was a legal intern at the commercial division of Yigal Arnon & Co., Advocates & Notary. Mr. Tzror holds a B.A. in Accounting, LL.B. in Law, and MBA in Financial Management from Tel-Aviv University. He also completed various courses at the Kellogg Graduate School of Management at Northwestern University in Illinois. Mr. Tzror was granted a CPA license in the State of Israel, and was also admitted as a member of the Israeli Bar Association.

Revital Stern-Raff, CPA, MBA has served as a member of Kitov Pharma’s Board since March 2017. Since August 2017, Ms. Stern-Raff has been an independent financial and accounting consultant. Between 2013 and August 2017, Ms. Stern-Raff, was the Chief Financial Officer of several municipal development and community association units of the City of Giv’atayim, Israel. Between 2006 and 2013, Ms. Stern-Raff held comptroller and economist positions at Ilex Medical Ltd., a publicly-traded medical diagnostic equipment company (TASE:ILX). Prior to 2006, Ms. Stern-Raff held a number of comptroller and public accounting positions. Between 2009 and 2012, Ms. Stern-Raff was an independent director at Real Imaging Holdings Ltd., a publicly traded breast cancer diagnostics company (TASE:RIMG). Ms. Stern-Raff is a licensed CPA in Israel, and holds an M.B.A. (Finance) and B.A. (Business Administration – Information Technology and Finance) from the Rishon Letzion College of Management in Israel.

Gil Efron has served as our Deputy Chief Executive Officer and Chief Financial Officer since October 2018. Prior to joining us he served as Deputy CEO and CFO of Kamada, a NASDAQ and TASE dual-listed plasma-derived protein therapeutics company, from September 2011 to November 2017. Prior to that, he was the CFO of NASDAQ listed RRsat Global Communications LTD from September 2005 to March 2011. Prior to that Mr. Efron served in various finance executive positions. Mr. Efron holds a BA degree in Economics and Accounting and an MA degree in Business Administration from the Hebrew University of Jerusalem and was granted a certified public accountant’s license in Israel.

Gil Ben-Menachem, Ph.D., MBA, has served as the Company’s vice president of business development since January 2016, as a member of the Board’s Science and Technology Committee since August 2016, as a director at TyrNovo Ltd., the Company’s majority owned subsidiary, from February 2017 until our 2019 Annual General Meeting of Shareholders held on December 23, 3019 (the “2019 AGM”), and as a director of the Company from July 2017 until our 2019 AGM. Dr. Ben-Menachem has over 15 years of experience in the pharmaceutical, biotechnology, and venture capital industries. Prior to joining the Company, from 2013 until 2015 he was head of innovative products at Dexcel Pharma, a large privately held Israeli pharmaceutical company. From 2012 to 2013, Dr. Ben-Menachem served as chief executive officer of OphthaliX, a company that developed drugs in the ophthalmology space. From 2008 to 2012 he served as director of business development at Teva Pharmaceutical Industries Ltd. (NYSE:TEVA; TASE:TEVA), where he was responsible for business development efforts in connection with partnering and acquisition deals for late stage innovative drug candidates. Between 2005 and 2008 he served as director of business development at Paramount Biosciences, a New York based merchant bank and biotechnology venture capital firm. Dr. Ben-Menachem received his Ph.D. from the Hebrew University, and MBA from the University of Maryland. He concluded his postdoctoral training in immunology and microbiology at the National Institutes of Health (NIH), the U.S. Department of Health and Human Services’ medical research agency.

The business addresses of our directors and senior management is One Azrieli Center, Round Tower, 132 Menachem Begin Road, Tel Aviv, 6701101, Israel.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

A.	Major Shareholders

As of December 23, 2019, no person or entity known by us beneficially owns more than 5% of Kitov Pharma’s outstanding ordinary shares.

The beneficial ownership of Kitov Pharma’s ordinary shares is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. For purposes of this section, we deem ordinary shares issuable pursuant to options or warrants that are currently exercisable or exercisable within 60 days of December 23, 2019, if any, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of ordinary shares beneficially owned is based on 19,560,528 ordinary shares (not including 1 share held in treasury). Our disclosure is based on information provided to us by the holders, or disclosed in public regulatory filings in the United States or Israel, in accordance with the applicable law.

None of our shareholders has different voting rights from other shareholders. To the best of our knowledge, we are not owned or controlled, directly or indirectly, by another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company, and the pending transaction to acquire 100% of FameWave (described below) is not expected to result in a change of control of the Company. Unless otherwise noted below, all references to “ordinary shares” refers to ordinary shares of Kitov Pharma.

Changes in Percentage Ownership by Major Shareholders

Empery Asset Management, LP/ Mr. Ryan M. Lane/ Mr. Martin D. Hoe

Empery Asset Management, LP (“Empery”) participated in our registered direct offering in January 2019, following which it filed a Schedule 13G with the SEC setting forth the holdings of Empery affiliated entities after they surpassed a holding of 5% of our ordinary shares. In August 2019 they notified us that they no longer hold any of our ADSs or ordinary shares. The Empery affiliated entities own in aggregate 1,463,971 warrants to purchase 1,563,971 ADSs representing 1,563,971 ordinary shares. However, other than with respect to 134,568 of our NASDAQ listed Series A warrants, pursuant to the terms of the above noted warrants, the holders cannot exercise the warrants to the extent that such holders would beneficially own, along with any affiliates after any such exercise, more than 4.99% of our outstanding ordinary shares. Consequently, as of the date set forth above, the Empery affiliated shareholders are not able to exercise 538,128 of such warrants due to these blockers.

Sabby Volatility Warrant Master Fund, Ltd./Sabby Management, LLC/Hal Mintz

Sabby Volatility Warrant Master Fund, Ltd. participated in our registered direct offering in June 2018 after which they surpassed a holding of 5% of Kitov Pharma’s ordinary shares. On January 4, 2019 Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Hal Mintz filed a Schedule 13G/A with the SEC pursuant to which they notified the SEC that their holdings were reduced to below 5% of our issued and outstanding share capital.

Sabby Volatility Warrant Master Fund, Ltd. subsequently participated in our registered direct offering in January 2019, following which it filed a new Schedule 13G with the SEC to report the holdings as described in the table above. In August 2019 it notified us that as of August 15, 2019 it holds 6,782 of our ADSs as well as an aggregate of 2,045,175 unregistered warrants issued in each of June 2018 (760,000 warrants) and January 2019 (1,285, 175 warrants). Pursuant to the terms of the above noted warrants, Sabby Volatility Warrant Master Fund, Ltd. cannot exercise the warrants to the extent the Sabby Volatility Warrant Master Fund, Ltd. and any affiliates would beneficially own, after any such exercise, more than 4.99% of our outstanding ordinary shares. Consequently, as of the date set forth above, Sabby Volatility Warrant Master Fund, Ltd. is not able to exercise 1,077,934 of these warrants due to the blockers.

Armistice Capital, LLC/Armistice Capital Master Fund Ltd./Steven Boyd

Armistice Capital Master Fund LLC participated in our registered direct offering in June 2018 after which it surpassed a holding of 5% of Kitov Pharma’s ordinary shares. On June 11, 2018 Armistice Capital, LLC, Armistice Capital Master Fund Ltd. and Steven Boyd filed a Schedule 13G with the SEC pursuant to which it notified the SEC that their holdings were reduced to below 5% of our issued and outstanding share capital.

Rosalind Advisors, Inc./ Steven Salamon/Rosalind Master Fund L.P.

Based on a Schedule 13G filed by Rosalind Advisors, Inc. (“Advisor” to RMF), Rosalind Master Fund L.P. (“RMF”), and Steven Salamon (“President”; Steven Salamon is the portfolio manager of the Advisor to RMF) with the SEC on February 1, 2018, RMF held 1,105,600 ordinary shares, which included (i) 950,000 ADSs and (ii) 155,600 of our Series A warrants. representing the right to purchase 155,600 of our ADSs, and which were exercisable. As reported on the Schedules 13G, RMF was the record owner of 950,000 of our ADSs and 155,600 of our Series A warrants. Rosalind Advisors, Inc. is the investment advisor to RMF and may be deemed to be the beneficial owner of shares held by RMF. Steven Salamon is the portfolio manager of the Advisor and may be deemed to be the beneficial owner of shares held by RMF. Notwithstanding the foregoing, as reported on the Schedule 13G filed as aforesaid, the Advisor and Mr. Salamon disclaim beneficial ownership of the shares. We have no direct knowledge as to when or under what circumstances Rosalind Master Fund L.P. acquired its holdings in Kitov Pharma. Based on their public filings, their ownership of Kitov Pharma surpassed more than 5% of Kitov Pharma’s outstanding ordinary shares on January 25, 2018 and were reduced to below 5% of our issued and outstanding share capital in May 2018.

Goldman Hirsch Partners Ltd.

On January 12, 2017, Kitov Pharma acquired a controlling equity stake in TyrNovo Ltd. from Goldman Hirsch Partners Ltd. (GHP), its majority shareholder, for consideration of USD 2 million in cash and 564,625 ordinary shares of Kitov Parent, which was equivalent to USD 1.8 million based on the closing price of Kitov Pharma’s ordinary shares on TASE on January 11, 2017. At closing of the transaction on January 13, 2017, Kitov Pharma issued 564,625 ordinary shares to Katzenell Dimant Trustees Ltd. as trustee holding such shares in escrow on behalf of Kitov Parent and GHP, which at such time represented approximately 6.8% of Kitov Pharma’s issued and outstanding share capital. The ordinary shares were issued on a private placement basis in Israel pursuant to exemptions from the prospectus requirements under applicable Israeli securities laws and from the registration requirements of the Securities Act. GHP signed a Shareholder’s Undertaking in connection with the ordinary shares containing, amongst other matters, a prohibition on transfer of such ordinary shares until January 13, 2018 and certain standstill limitations. Pursuant to such undertaking, GHP has agreed to vote its ordinary shares, subject to certain exceptions relating to significant corporate transactions, in accordance with the recommendation of our board of directors and in favor of persons nominated and recommended to serve as directors by the board, and has granted Kitov Parent a proxy to ensure GHP’s compliance with such voting undertakings. It is our understanding, to the best of our knowledge, that GHP is controlled by Dr. Gil Pogozelich, an Israeli citizen and resident. GHP’s holdings of 564,625 ordinary shares that we issued to them in January 2017 were reduced to below 5% of our issued and outstanding share capital in January 2018 as a result of subsequent share issuances by us.

Acquisition of FameWave Ltd.

On March 14, 2019, we entered into the Acquisition Agreement to acquire FameWave, a privately held Israeli biopharmaceutical company (FameWave’s main asset is CM-24, a clinical stage humanized monoclonal antibody targeting CEACAM1, a novel immune checkpoint protein belonging to the Human CEA (Carcino-Embryonic Antigen) protein family. The Acquisition Agreement was amended on August 16, 2019, pursuant to which the parties agreed that all major closing conditions have been met other than finalizing the tax ruling for the sellers and the issuance and exchange of shares in the companies, and finalization of the closing of the transactions for the acquisition of FameWave is expected to occur before the end of 2019 or shortly thereafter. Each of the selling FameWave shareholders, including the investors in the concurrent private placement ADS issuance, has represented to us that other than the applicable voting undertaking and the Registration Rights Agreement to be entered into at closing of the FameWave Transaction, such party is not, and will not be, a party to any agreement or arrangement, whether written or oral, with us, any of the our officers or shareholders or a corporation in which the our officers or shareholders are an Interested Party (as defined in the Israeli Companies Law, 5759-1999), regulating the management of the Company, the shareholders’ rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of our shareholders, directors or officers. In addition, each of the investment funds and any FameWave shareholders signing the Registration Rights Agreement as part of the transactions being approved hereby, will at closing of the FameWave Transaction enter into the Shareholder’s Undertaking, which amongst other matters, contains undertakings of the shareholder not to seek to become part of a bloc of shares of the Company which would necessitate a special tender offer under the Israeli Companies Law, or would otherwise seek to effect a change of control in Kitov. Furthermore, to the best of our knowledge it is the intention of all of the investment funds and the other FameWave shareholders to be passive unaffiliated shareholders of the Company. Nonetheless, should the FameWave Transaction close in accordance with its terms, we expect that the composition of our major shareholders will change following such closing. Upon closing of the acquisition, FameWave will become a wholly owned subsidiary of Kitov Pharma. For more information on the transaction, including details of the expected issuances of our securities to the significant shareholders of FameWave and the investment funds, please see Item 4.A. History and Development of the Company – Recent Developments – FameWave Acquisition of our Annual Report on Form 20-F for the year ended December 31, 2018. For more Information on the Acquisition Agreement in connection with this transaction please see Item 10 – Additional Information – C. Material Contracts – FameWave Acquisition Agreement in our Annual Report for the year ended December 31, 2018 on Form 20-F and our Report on Form 6-K from August 20, 2019.

Record Holders

As of December 23, 2019, there were (i) 11 shareholders of record of our ordinary shares, all of which were Israeli or other non-U.S. persons or entities holding 100% of our ordinary shares; and (ii) one holder of record for the public warrants which was a U.S. entity. As of November 18, 2019, there were 13,744,746 ADSs outstanding (or approximately 70% of our total issued and outstanding ordinary shares), which were held by a number of different brokerage and other nominee holders of record as recorded on the records of our ADS Depositary, The Bank of New York Mellon.

The number of record holders is not representative of the number of beneficial holders of our ADSs, ordinary shares, and our warrants because many of the ADSs, ordinary shares and our warrants are held by brokers or other nominees. Other than with respect to certain restricted shares or ADS containing a legend, the shares for a publicly traded company such as ours, which is listed on TASE (and with ADSs listed on NASDAQ), are generally recorded in the name of our Israeli share registrar, Registration Company of United Mizrahi Bank Ltd. or in the name of our ADS Depositary, The Bank of New York Mellon.

B.	Related Party Transactions

See Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions in our Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37643) filed with the SEC on November 18, 2015;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on March 26, 2019 (as amended by the Form 20-F/A amendment filed on April 3, 2019); and

●	our reports on Form 6-K furnished to the SEC on April 1, 2019, April 8, 2019, April 12, 2019 (excluding Exhibits 99.1 and 99.2 thereto), April 29, 2019, May 2, 2019 (excluding Exhibit 99.1 thereto), May 10, 2019, June 27, 2019, July 2, 2019, July 12, 2019, August 8, 2019 (excluding Exhibit 99.1 thereto other than the text which is found under the heading entitled “Financial Results for Six-Month Period Ended June 30, 2019” in Exhibit 99.1 thereto), August 13, 2019, August 20, 2019, August 26, 2019, September 9, 2019, October 2, 2019, October 11, 2019, November 12, 2019, November 19, 2019, and December 23, 2019.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Kitov Pharma Ltd.

One Azrieli Center, Round Tower

132 Menachem Begin Rd.

Tel Aviv 6701101, Israel

Tel: +972-3-9333121

Attention: Chief Financial Officer

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus will be passed upon by the Law Office of Avraham Ben-Tzvi, Adv., of Jerusalem, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone LLP, New York, New York. Greenberg Traurig, P.A., Miami, Florida, is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Kitov Pharma Ltd. and its subsidiaries as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member Firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting of revenue recognition.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this web site at http://www.sec.gov. These SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

In addition, since our ordinary shares are traded on TASE, we also presently report to ISA and TASE in accordance with the Securities Regulations (Periodic and Immediate Reports of a Foreign Body Corporate) 5761-2000, promulgated thereunder (the “Dual-Listed Reporting Requirements”). Pursuant to the Dual-Listed Reporting Requirements, we prepare our periodic and immediate reports in accordance with U.S. securities laws and reporting requirements. Our major shareholders are required to make applicable ownership disclosures in accordance with U.S. securities laws and reporting requirements. We generally initially file or furnish our reports, as applicable, to the SEC. We then submit copies of the SEC filings and submissions to ISA and TASE, including any filings made by our major shareholders with respect to their holdings in Kitov Pharma, in accordance with the Dual-Listed Reporting Requirements. Such copies can be retrieved electronically through the websites for listed company reports of ISA (www.magna.isa.gov.il) and TASE (www.maya.tase.co.il).

As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. As permitted under the Companies Law, and the Notice Regulations which were enacted pursuant to such law, and as set forth in our amended and restated articles of association, we are not required to physically deliver a notice of a shareholders meeting, a proxy statement or a voting slip. We prepare notices of general meetings of our shareholders, as well as the accompanying proxy statements, voting slips and voting instruction forms, (collectively, the “Proxy Materials”) in accordance with applicable laws, rules and regulations and disclosure requirements in the State of Israel, as such are applicable to a company whose shares are traded on both TASE and NASDAQ, and which reports to the SEC as a foreign private issuer and to ISA and TASE in accordance with the Dual-Listed Reporting Requirements. Our Proxy Materials may not necessarily be mailed to our beneficial shareholders in Israel, or to our beneficial ADS holders in the U.S. We will furnish to the SEC on Form 6-K the forms of our Proxy Materials, and they will be made available to the public on the SEC’s website at www.sec.gov. We will also submit the Proxy Materials to ISA and TASE and they will be made available to the public on their respective websites for listed company reports: www.magna.isa.gov.il and www.maya.tase.co.il. We will also include the Proxy Materials on our corporate website, to the extent required under the Companies Law and the applicable regulations enacted thereunder governing publication of notices of general meetings of our shareholders and the distribution of the Proxy Materials. The circulation of by us of any Proxy Materials should not be taken as an admission that we are subject to the proxy rules under the Exchange Act, nor as an admission that in doing so we are not availing, nor that we may not avail, ourselves of any, or all of, the exemptions set forth under Regulation 3 of the Companies Regulations (Relief Regulations for Companies Whose Securities are Listed for Trading on an Exchange Outside of Israel), 5760-2000. Furthermore, nothing in the form or content of, and/or the language in, any of our Proxy Materials should be taken as an admission by us with respect to that which is stated under Regulation 5 of the Notice Regulations concerning the applicability (or lack thereof) of instructions under relevant non-Israeli law as to the content our Proxy Materials, insofar as such may apply to certain matters on the agenda of the applicable meeting of securities holders.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which will be examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the NASDAQ Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year.

We maintain a corporate website at www.kitovpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, 5728 – 1968 (“Securities Law”) a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or in connection with a monetary sanction;

●	a monetary liability imposed on him or her in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

●	expenses associated with an Administrative Procedure conducted regarding an office holder, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of a fiduciary duty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

The compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and board of directors may approve the inclusion of each director under the coverage of our directors and officers insurance policy without the need for shareholder approval, if they determine that, pursuant to the leniencies set forth in Regulation 1B1 of the Relief Regulations, the provision of such insurance coverage to the directors under our directors and officers insurance policy is being granted on market terms, and with no material adverse effect on our profits, assets or obligations, and is consistent with our Compensation Policy which was approved by our shareholders in accordance with the Companies Law, and is the same as the coverage provided to all of our other directors.

The compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and board of directors may approve the issuance to directors of our standard letters of waiver of liability and indemnification, immediately, as of the date of their respective appointments as directors, with the approval by our shareholders being deferred to the next general meeting of our shareholders following such approval, if they determine that, pursuant to the leniencies set forth in Regulation 1B4 of the Relief Regulations, that the letters which we issue to the appointed directors are consistent with our Compensation Policy which was approved by our shareholders in accordance with the Companies Law, and are no more beneficial to the Appointed Directors as such letters previously issued to our other directors.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy.

Our Audit Committee and Board of Directors approved the issuance of letters of indemnity (the “Indemnity Letters”) to our office holders pursuant to which we agreed to indemnify such office holders, including an undertaking in advance for such indemnification. The Indemnity Letters also received the approval of our shareholders. According to the Indemnity Letters, the total accumulative sum of indemnification paid by us to all our office holders that were issued by Kitov Pharma will not exceed a sum equal to 25% of our equity attributed to our shareholders according to our latest audited or reviewed consolidated financial statements, as the case may be, as of the date of indemnification. The payment of the indemnity sum will not prejudice the right of office holders to receive insurance coverage benefits. Once we have paid indemnity sums to our office holders at the maximum indemnity sum, we will not bear additional indemnity sums unless the payment of these additional sums is approved by authorized corporate bodies according to the law applicable at the time of payment of the additional indemnity sums, and subject to an amendment in our articles of association if required by applicable law at such time.

In addition, we have entered into agreements with each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law, subject to limited exceptions, and undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including with respect to liabilities resulting from our Registration Statements on Form F-1 filed in connection with our initial public offering in the U.S. during November 2015, in connection with our July 2016 public offering, and in connection with each of our July 2017, June 2018 and January 2019 registered direct offerings, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by the Board of Directors based on our activities, and to an amount or according to criteria determined by the Board of Directors as reasonable under the circumstances. The maximum aggregate amount of indemnification that we may pay to our office holders based on such indemnification agreement is with respect to all permitted indemnification, including in connection with a public offering of our securities, an amount equal to 25% of our shareholders’ equity on a consolidated basis, based on our most recent financial statements made publicly available before the date on which the indemnification payment was made. Such indemnification amounts are in addition to any insurance amounts. Each office holder who agrees to receive this letter of indemnification also gives his approval to the termination of all previous letters of indemnification that we have provided to him or her in the past, if any.

We have indemnified and we expect to continue to indemnify our officers and directors for obligations, including the deductibles for our directors’ and officers’ liability insurance policy, and we may be required to pay costs and expenses they may incur related to the ISA Investigation and the 2015 Motion, the 2017 Motions and U.S. Class Actions described in “Item 8. Financial Information – A. Financial Statements and Other Financial Information – Legal Proceedings” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, pursuant to the letters of indemnification issued to our directors and officers.

Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

The following is a summary of transactions during the three years preceding this offering, involving offers and sales of our securities which, unless otherwise indicated, took place outside the United States and were not registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”):

In January 2017, we acquired a controlling equity stake in TyrNovo Ltd. (“TyrNovo”) from Goldman Hirsch Partners Ltd. (GHP), its majority shareholder, for consideration of USD 2 million in cash and 564,625 of our ordinary shares, which was equivalent to USD 1.8 million based on the closing price of our ordinary shares on TASE on January 11, 2017. The ordinary shares were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S promulgated under the U.S. Securities Act. The issued shares have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

In July 2017 we issued to institutional and accredited investors unregistered warrants to purchase up to 1,215,873 ADSs in a private placement completed concurrently with a registered direct offering. We also issued unregistered warrants to purchase up to 170,222 ADSs to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. The ADSs were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. Of the above unregistered warrants issued by us in July 2017, unexercised warrants to purchase 558,154 ADSs representing 558,154 of our ordinary shares were subsequently registered by us in August 2018. H.C. Wainwright previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015.

In October 2017, we issued 67,367 ADSs to a vendor of ours located in the U.S. in consideration for services provided to us. The ADSs were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. The issued ADSs have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

In March 2018 we closed the transaction for the acquisition of an additional 27% stake in TyrNovo, pursuant to an agreement with certain unaffiliated minority shareholders of TyrNovo, previously announced in October 2017. Pursuant to the agreement, we acquired 4,024 ordinary shares, or approximately 27% of the outstanding shares of TyrNovo (the “Newly Acquired TyrNovo Shares”). In exchange for the Newly Acquired TyrNovo Shares, we issued to these unaffiliated minority shareholders of TyrNovo, in aggregate, 658,484 of our newly issued ordinary shares (equivalent to 658,484 ADSs) (the “TyrNovo Minority Consideration Shares”). The TyrNovo Minority Consideration Shares were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. The issued shares have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

In June 2018, we closed the acquisition of Taoz’s entire stake in TyrNovo, then representing 3.1% of the outstanding shares of TyrNovo (following subsequent cash investments by us in TyrNovo), pursuant to an agreement with Taoz. Pursuant to this new share exchange agreement with Taoz, in exchange for Taoz’s entire holding in TyrNovo and the termination of the existing shareholder and investment agreements by and among us, TyrNovo and Taoz, we issued to Taoz 140,845 of our newly issued ordinary shares (equivalent to 140,845 ADSs) (the “Taoz Shares”), which represented at such time approximately 0.9% of our issued and outstanding share capital. The Taoz Shares were issued in Israel on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S promulgated under the U.S. Securities Act, and were subsequently registered by us in August 2018.

In June 2018 we issued to institutional investors unregistered warrants to purchase up to 1,630,000 ADSs representing 1,630,000 of our ordinary shares in private placements completed concurrently with a registered direct offering. We also issued unregistered warrants to purchase up to 228,200 ADSs representing 228,200 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these warrants remain unexercised and the ADS and shares underlying them have been registered by us separately on a Registration Statement on Form F-3. They were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. H.C. Wainwright previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015.

In January 2019 we issued to institutional investors unregistered warrants to purchase up to 2,571,430 ADSs representing 2,571,430 of our ordinary shares in private placements completed concurrently with a registered direct offering. We also issued unregistered warrants to purchase up to 240,000 ADSs representing 240,000 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADSs and shares underlying them have been registered by us under a Registration Statement on Form F-1. They were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. H.C. Wainwright previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015.

On March 14, 2019, we announced that we had entered into the Acquisition Agreement to acquire 100% of the shares of FameWave, a privately held Israeli biopharmaceutical company, from its shareholders in exchange for newly issued ADSs subject to a 12-month lock-up period, priced at $1.23 per ADS, plus the Kitov Warrants. In addition, we provided a loan to FameWave of approximately $2 million, for the return of the intellectual property rights to CM-24 to FameWave, and to repay certain loans which may be provided by FameWave’s shareholders to FameWave to conduct business pursuant to the approved business budget. In addition to the share exchange, in accordance with the Acquisition Agreement, three leading life science focused investment funds, Orbimed, Pontifax Venture Capital, and Arkin Holdings (collectively, the “investment funds”), which collectively (together with their respective affiliates) hold approximately 90% of FameWave, have agreed to invest an aggregate of $3.5 million in the Company in exchange for newly issued ADSs of the Company, priced at $1.23 per ADS. In addition, at closing of the FameWave Transaction, we agreed to approve grants to Dr. Michael Schickler, the current CEO of FameWave, under Kitov’s Employees Stock Option Plan under the 102 Capital Gains Track, or other eligible tax track as applicable, of the FameWave CEO Options. Immediately following the completion of the FameWave Transaction, each of these investment funds, together with its respective affiliates, former minority shareholders of FameWave (in aggregate), and other persons entitled to receive our securities in connection with the FameWave Transaction will hold approximately 10,921,139 of our ADS representing 10,921,139 of our ordinary shares, and 4,119,513 of the Kitov Warrants and FameWave CEO Options. The above mentioned securities being offered and expected to be issued by us following closing of the transaction were offered, and will be issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) or Regulation D (Rule 506) under the U.S. Securities Act, as applicable. The ADSs and ADSs issuable upon exercise of the Kitov Warrants will be subject a lock-up agreement at the closing of the FameWave Transaction, and the ADSs Kitov will issue to the investment funds in return for their $3.5 million investment in the Company, will be subject to a lock-up agreement restricting transfer or sale of the ADSs for a 12-month period commencing on the date of issuance by us; provided, however, that during the period following 6 months after the date of issuance of the securities and until the end of the such 12-month period, the holder will be allowed to sell the securities, subject to any statutory resale restrictions or limitations, but only if (i) we have not publicly announced clinical data related to FameWave’s products, and (ii) the market price for our ADSs on NASDAQ at the close of the preceding trading day was above $3.00 per ADS. In addition, we agreed that at the closing of the FameWave Transaction, we will enter into a Registration Rights Agreement with the investment funds and any other holders of the securities we issue who have agreed to the lock-up (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the ADSs and the ADSs underlying the Kitov Warrants. Pursuant to the Registration Rights Agreement we will be obligated to file a registration statement by no later than 120 days prior to the end of the above mentioned lock-up period and to cause the Registration Statement to be declared effective no later than the end of such lock-up period. In addition, each FameWave shareholder that receives our ADSs to be issued as part of the FameWave Transaction and has signed the lock-up agreement and the Registration Rights Agreement shall be required to also sign a Shareholder’s Undertaking in connection with the ownership of our ordinary shares containing, amongst other matters, an undertaking that during the above mentioned lock-up period, and, subsequent to such lock-up period until the earlier of (a) for so long as the aggregate number of our ordinary share equivalents beneficially owned by the shareholder and its group members, as a group, is greater than or equal to 2.5% of the our then issued and outstanding ordinary shares or (b) 24 months following the date of the undertaking, the shareholder shall cause all of our voting securities beneficially owned by it or any of its group members or over which it or any of its group members has voting control not to be voted (i) against any person nominated and recommended to serve as our directors by our Board of Directors and/or any applicable committee thereof and (ii) with respect to any other action, proposal or matter to be voted on by our shareholders, in a manner inconsistent with the recommendation of our Board of Directors or any applicable committee thereof; provided, however, that the undertakings in sub-clauses (i) and (ii) above shall not apply to: (1) matters under Sections 270(1), 270(2), 270(3) and 270(4) the Israeli Companies Law governing related or interested party transaction and officeholder compensation, as well as matters which require the declaration by officers or shareholders of a personal interest and/or affiliation with a controlling shareholder as defined in, and in accordance with, the Israeli Companies Law, or (2) matters directly affecting the development of the technology controlled by FameWave or (3) where, based on a legal advice opinion received in writing by the shareholder, the shareholder reasonably believes that such vote by the shareholder may impose any liability on the shareholder. The transaction has been approved by the boards and shareholders of each of the Company and FameWave, all major closing conditions have been met other than finalizing the tax ruling for the sellers and the issuance and exchange of shares among the companies, and the acquisition is expected to close before the end of 2019 or shortly thereafter. Upon closing of the acquisition, FameWave will become a wholly owned subsidiary of Kitov Pharma.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Exhibit Description
1.1****	Form of Placement Agent Agreement.
3.1	Memorandum of Association of the Registrant (originally filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 26, 2019 and incorporated herein by reference thereto).
3.2	Amended and Restated Articles of Association of the Registrant (originally filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 26, 2019 and incorporated herein by reference thereto).
4.1	Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015).
4.2	Form of Warrant Agent Agreement (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on November 18, 2015).
4.3	Form of American Depositary Receipt (incorporated by reference to prospectus filed with the Securities and Exchange Commission on January 4, 2019)
4.4	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on November 18, 2015).
4.5	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on June 27, 2016).
4.6	Form of Letter Amendment to Warrant Agent Agreement with respect to Series A warrants (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 29, 2016)
4.7	Form of Pre-Funded Series B Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on June 27, 2016).
4.8	Stock Purchase Agreement, dated January 12, 2017, by and between the Registrant and Goldman Hirsh Partners Ltd. (incorporated by reference to Exhibit 2.8 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017).
4.9	Shareholder’s Undertaking by Goldman Hirsh Partners Ltd. dated January 13, 2017. (incorporated by reference to Exhibit 2.9 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
4.10	Form of Warrant issued to purchasers in the July 2017 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)
4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)
4.12	Stock Purchase Agreement, dated October 3, 2017, by and among the Registrant, Certain Stockholders of TyrNovo Ltd. and the Stockholders’ Representative (incorporated by reference to Exhibit 2.13 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 5, 2018)
4.13	Form of Warrant issued to purchasers in the June 2018 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
4.14	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
4.15	Form of Warrant issued to purchasers in the January 2019 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)
4.16	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)
4.17****	Form of 2020 Warrant
4.18****	Form of Placement Agent Warrant
5.1****	Opinion of Law Office of Avraham Ben-Tzvi, Adv.
5.2****	Opinion of Haynes and Boone LLP, U.S. legal counsel to the Registrant.
10.1	Form of Letter of Exemption adopted on July 2013 (unofficial English translation from Hebrew) (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 24, 2015).
10.2	Form of Letter of Indemnity adopted on July 2013 (unofficial English translation from Hebrew) (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015).
10.3	Kitov Pharma Ltd. 2016 Equity-Based Incentive Plan (incorporated by reference to Annex C to the Proxy Statement included as Exhibit 99.1 to the Registrant’s Form 6-k furnished to the Securities and Exchange Commission on March 22, 2019)

10.4	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to our Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on November 18, 2015).
10.5	Form of Share Purchase Agreement between Kitov Pharma and the purchasers (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 29, 2016)
10.6*	License Agreement, dated as of August 15, 2013, by and between Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.14 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
10.7*	First Amendment to License Agreement, dated as of April 8, 2014, by and between Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.15 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
10.8*	Second Amendment to License Agreement, dated as of March 16, 2017, by and between Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.16 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
10.9	Form of Securities Purchase Agreement dated as of July 11, 2017 by and between the Registrant and the purchasers in the offering (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)
10.10	Kitov Pharma Ltd. Office Holder Compensation Policy approved the shareholders on July 12, 2017 (incorporated by reference to Exhibit A to the Proxy Statement included as Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 8, 2017)
10.11	Revolving Secured Facility and Pledge Agreement dated March 1, 2017 by and between TyrNovo Ltd., and Kitov Pharma Ltd. (incorporated by reference to Exhibit 4.18 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 5, 2018)
10.12	Convertible Bridge Loan Agreement, dated September 15, 2017, by and between Kitov Pharma Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.19 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 5, 2018)
10.13	Form of Securities Purchase Agreement dated as of June 1, 2018 by and between the Registrant and the purchasers in the offering (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
10.14	Form of Securities Purchase Agreement dated as of January 16, 2019 by and between the Registrant and the purchasers in the offering (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)
10.15**	Product Manufacturing Agreement, effective as of November 8, 2018, by and between Kitov Pharma Ltd. and Dexcel Ltd. (incorporated by reference to Exhibit 4.15 to the Registrant’s Form 20-F/A filed the Securities and Exchange Commission on April 3, 2019)
10.16**	Agreement dated as of December 27, 2018, by and between Kitov Pharma Ltd. and Coeptis Pharmaceuticals Inc. (incorporated by reference to Exhibit 4.16 to the Registrant’s Form 20-F/A filed the Securities and Exchange Commission on April 3, 2019)
10.17**	Stock Purchase Agreement by and among Kitov Pharma Ltd., The Stockholders of FameWave Ltd. and M. Arkin (1999) Ltd. dated as of March 14, 2019 (incorporated by reference to Exhibit 4.17 to the Registrant’s Form 20-F/A filed the Securities and Exchange Commission on April 3, 2019).
10.18	English Translation of Enforcement Arrangement entered into by and amongst the Israel Securities Authority, Kitov Pharma Ltd., Isaac Israel, Paul Waymack, and Simcha Rock (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on August 13, 2019)
10.19	Amendment dated August 16, 2019 to the Stock Purchase Agreement by and among Kitov Pharma Ltd., The Stockholders of FameWave Ltd. and M. Arkin (1999) Ltd. dated as of March 14, 2019 (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 16, 2019).
10.20 **	Amendment dated October 8, 2019, to the Agreement by and between Kitov Pharma Ltd. and Coeptis Pharmaceuticals Inc (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form F-3 filed with the Securities and Exchange Commission on December 2, 2019).
10.21****	Form of Securities Purchase Agreement
21.1	List of subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form F-3 filed with the Securities and Exchange Commission on December 2, 2019).
23.1****	Consent of Law Office of Avraham Ben-Tzvi, Adv. (included in Exhibit 5.1)
23.2****	Consent of Haynes and Boone, LLP (included in Exhibit 5.2)
23.3±	Consent of Somekh Chaikin, independent registered public accounting firm, a Member Firm of KPMG International
24.1±	Power of Attorney (included on signature page)

*	Confidential treatment granted with respect to portions of this Exhibit.
**	Portions of this exhibit have been omitted because they are both (i) not material, and (ii) would likely cause competitive harm to the Company if publicly disclosed.
±	Filed herewith
****	To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by an undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) That,

(i)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on December 27, 2019.

KITOV PHARMA LTD.

By:	/s/ Isaac Israel
	Name:	Isaac Israel
	Title:	Chief Executive Officer

By:	/s/ Gil Efron
	Name:	Gil Efron
	Title:	Deputy CEO and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Kitov Pharma Ltd., a company incorporated under the laws of the State of Israel, do hereby constitute and appoint Isaac Israel and Gil Efron, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Eric K. Rowinsky	Chairman of the Board of Directors	December 27, 2019
Eric K. Rowinsky

/s/ Isaac Israel	Chief Executive Officer and Director (Principal Executive Officer)	December 27, 2019
Isaac Israel

/s/ Simcha Rock	Director	December 27, 2019
Simcha Rock

/s/ Ido Agmon	Director	December 27, 2019
Ido Agmon

/s/ Steven Steinberg	Director	December 27, 2019
Steven Steinberg

/s/ Revital Stern-Raff	Director	December 27, 2019
Revital Stern-Raff

/s/ Gil Efron	Deputy CEO and Chief Financial Officer	December 27, 2019
Gil Efron	(Principal Financial Officer and Principal Accounting Officer)

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-1 on this December 27, 2019 day of December 2019.

Puglisi & Associates

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director